Exhibit 4.1

Conn’s Receivables Funding 2022-A, LLC,

as Issuer

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

BASE INDENTURE

Dated as of July 21, 2022

Asset Backed Notes

(Issuable in Series)

Page

ARTICLE 1.	DEFINITIONS AND INCORPORATION BY REFERENCE	2

Section 1.1.	Definitions	2

Section 1.2.	Incorporation by Reference of Trust Indenture Act	22

Section 1.3.	Cross-References	22

Section 1.4.	Accounting and Financial Determinations; No Duplication	22

Section 1.5.	Rules of Construction	22

Section 1.6.	Other Definitional Provisions	23

ARTICLE 2.	THE NOTES	23

Section 2.1.	Designation and Terms of Notes	23

Section 2.2.	New Series Issuances	24

Section 2.3.	[Reserved]	24

Section 2.4.	Execution and Authentication	25

Section 2.5.	Authenticating Agent	25

Section 2.6.	Registration of Transfer and Exchange of Notes	26

Section 2.7.	Appointment of Paying Agent	29

Section 2.8.	Paying Agent to Hold Money in Trust	30

Section 2.9.	Private Placement Legend	31

Section 2.10.	Mutilated, Destroyed, Lost or Stolen Notes	32

Section 2.11.	Temporary Notes	33

Section 2.12.	Persons Deemed Owners	34

Section 2.13.	Cancellation	34

Section 2.14.	Release of Receivables Trust Estate and Trust Estate	34

Section 2.15.	Payment of Principal and Interest	35

Section 2.16.	Book-Entry Notes	35

Section 2.17.	Notices to Clearing Agency	38

Section 2.18.	Definitive Notes	38

Section 2.19.	Global Note	39

Section 2.20.	Tax Treatment	39

Section 2.21.	Duties of the Trustee and the Transfer Agent and Registrar	40

ARTICLE 3.	[ARTICLE 3 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES OF NOTES]	40

ARTICLE 4.	NOTEHOLDER LISTS AND REPORTS	40

Section 4.1.	Issuer To Furnish To Trustee Names and Addresses of Noteholders	40

Section 4.2.	Preservation of Information; Communications to Noteholders	40

Section 4.3.	Reports by Issuer	41

Section 4.4.	Reports by Trustee	42

Section 4.5.	Reports and Records for the Trustee and Instructions	42

ARTICLE 5.	ALLOCATION AND APPLICATION OF COLLECTIONS	42

Section 5.1.	Rights of Noteholders	42

Section 5.2.	Collection of Money	42

Section 5.3.	Establishment of Accounts	43

Section 5.4.	Collections and Allocations	44

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(continued)

Page

Section 5.5.	Determination of Monthly Interest	45

Section 5.6.	Determination of Monthly Principal	46

Section 5.7.	General Provisions Regarding Accounts	46

Section 5.8.	Removed Receivables	46

Section 5.9.	[Reserved]	46

ARTICLE 6.	[ARTICLE 6 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]	46

ARTICLE 7.	[ARTICLE 7 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]	46

ARTICLE 8.	COVENANTS	46

Section 8.1.	Money for Payments To Be Held in Trust	46

Section 8.2.	Affirmative Covenants of Issuer	47

Section 8.3.	Negative Covenants	52

Section 8.4.	Further Instruments and Acts	54

Section 8.5.	Appointment of Successor Servicer	55

ARTICLE 9.	[RESERVED]	55

ARTICLE 10.	REMEDIES	55

Section 10.1.	Events of Default	55

Section 10.2.	Rights of the Trustee Upon Events of Default	56

Section 10.3.	Collection of Indebtedness and Suits for Enforcement by Trustee	57

Section 10.4.	Remedies	58

Section 10.5.	[Reserved]	59

Section 10.6.	Waiver of Past Events	59

Section 10.7.	Limitation on Suits	60

Section 10.8.	Unconditional Rights of Holders to Receive Payment; Withholding Taxes	60

Section 10.9.	Restoration of Rights and Remedies	61

Section 10.10.	The Trustee May File Proofs of Claim	61

Section 10.11.	Priorities	62

Section 10.12.	Undertaking for Costs	62

Section 10.13.	Rights and Remedies Cumulative	62

Section 10.14.	Delay or Omission Not Waiver	62

Section 10.15.	Control by Noteholders	63

Section 10.16.	Waiver of Stay or Extension Laws	63

Section 10.17.	Action on Notes	63

Section 10.18.	Performance and Enforcement of Certain Obligations	63

Section 10.19.	Reassignment of Surplus	64

ARTICLE 11.	THE TRUSTEE	64

Section 11.1.	Duties of the Trustee	64

Section 11.2.	Rights of the Trustee	68

Section 11.3.	Trustee Not Liable for Recitals in Notes	72

Section 11.4.	Individual Rights of the Trustee	73

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(continued)

Page

Section 11.5.	Notice of Defaults	73

Section 11.6.	Compensation	73

Section 11.7.	Replacement of the Trustee	73

Section 11.8.	Successor Trustee by Merger, etc.	75

Section 11.9.	Eligibility: Disqualification	75

Section 11.10.	Appointment of Co-Trustee or Separate Trustee	76

Section 11.11.	Preferential Collection of Claims Against the Issuer	77

Section 11.12.	Tax Returns	77

Section 11.13.	Trustee May Enforce Claims Without Possession of Notes	77

Section 11.14.	Suits for Enforcement	78

Section 11.15.	Reports by Trustee to Holders	78

Section 11.16.	Representations and Warranties of Trustee	78

Section 11.17.	Issuer Indemnification of the Trustee	78

Section 11.18.	Trustee’s Application for Instructions from the Issuer	79

Section 11.19.	[Reserved]	79

Section 11.20.	Maintenance of Office or Agency	79

Section 11.21.	Concerning the Rights of the Trustee	79

Section 11.22.	Direction to the Trustee	79

ARTICLE 12.	DISCHARGE OF INDENTURE	80

Section 12.1.	Satisfaction and Discharge of Indenture	80

Section 12.2.	Application of Issuer Money	80

Section 12.3.	Repayment of Moneys Held by Paying Agent	80

Section 12.4.	[Reserved]	80

Section 12.5.	Final Payment with Respect to Any Series	81

Section 12.6.	Termination Rights of Issuer	82

Section 12.7.	Repayment to the Issuer	82

ARTICLE 13.	AMENDMENTS	82

Section 13.1.	Without Consent of the Noteholders	82

Section 13.2.	Supplemental Indentures with Consent of Noteholders	84

Section 13.3.	Execution of Supplemental Indentures	86

Section 13.4.	Effect of Supplemental Indenture	86

Section 13.5.	Conformity With TIA	86

Section 13.6.	Reference in Notes to Supplemental Indentures	86

Section 13.7.	Series Supplements	87

Section 13.8.	Revocation and Effect of Consents	87

Section 13.9.	Notation on or Exchange of Notes	87

Section 13.10.	The Trustee to Sign Amendments, etc.	87

Section 13.11.	Back-Up Servicer Consent	87

ARTICLE 14.	REDEMPTION AND REFINANCING OF NOTES	88

Section 14.1.	Redemption and Refinancing	88

Section 14.2.	Form of Redemption Notice	88

Section 14.3.	Notes Payable on Redemption Date	89

Section 14.4.	Release of Receivables Trust Certificate	89

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(continued)

Page

ARTICLE 15.	MISCELLANEOUS	89

Section 15.1.	Compliance Certificates and Opinions, etc.	89

Section 15.2.	Form of Documents Delivered to Trustee	91

Section 15.3.	Acts of Noteholders	92

Section 15.4.	Notices	93

Section 15.5.	Notices to Noteholders: Waiver	93

Section 15.6.	Alternate Payment and Notice Provisions	94

Section 15.7.	Conflict with TIA	94

Section 15.8.	Effect of Headings and Table of Contents	94

Section 15.9.	Successors and Assigns	94

Section 15.10.	Separability of Provisions	94

Section 15.11.	Benefits of Indenture	95

Section 15.12.	Legal Holidays	95

Section 15.13.	GOVERNING LAW; JURISDICTION	95

Section 15.14.	Counterparts	95

Section 15.15.	Recording of Indenture	96

Section 15.16.	Issuer Obligation	96

Section 15.17.	No Bankruptcy Petition Against the Issuer	96

Section 15.18.	No Joint Venture	96

Section 15.19.	Rule 144A Information	97

Section 15.20.	No Waiver; Cumulative Remedies	97

Section 15.21.	Third-Party Beneficiaries	97

Section 15.22.	Merger and Integration	97

Section 15.23.	Rules by the Trustee	97

Section 15.24.	Duplicate Originals	97

Section 15.25.	Waiver of Trial by Jury	97

Section 15.26.	AML Law	97

Section 15.27.	Limitation of Liability	98

Exhibit A:	Form of Release and Reconveyance of Receivables Trust Estate

-iv-

BASE INDENTURE, dated as of July 21, 2022, between Conn’s Receivables Funding 2022-A, LLC, a limited liability company established under the laws of Delaware, as issuer (the “Issuer”) and Computershare Trust Company, National Association, a national banking association validly existing under the laws of the United States of America, as Trustee.

W I T N E S S E T H:

WHEREAS, the Issuer has duly executed and delivered this Indenture to provide for the issuance from time to time of one or more Series of Notes, issuable as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Issuer, enforceable in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:

GRANTING CLAUSE

The Issuer hereby grants to the Trustee at the Closing Date, for the benefit of the Trustee, the Noteholders, and any other Person to which any Issuer Obligations are payable (the “Secured Parties”), to secure the Issuer Obligations, a continuing Lien on all of the Issuer’s right, title and interest in, to and under the following property whether now owned or hereafter acquired, now existing or hereafter created and wherever located (a) 100% interest in the Receivables Trust Certificate; (b) all Collections thereon received after the Cut-Off Date; (c) all Related Security; (d) the Collection Account, each Investor Account, the Reserve Account, any Series Account and any other account maintained with a Qualified Institution for the benefit of the Secured Parties of any Series of Notes (each such account, a “Trust Account”), all monies from time to time deposited therein and all Permitted Investments and other investment property from time to time credited thereto; (e) all certificates and instruments, if any, representing or evidencing any or all of the Trust Accounts or the funds on deposit therein from time to time; (f) the Issuer’s rights, powers and benefits, but none of its obligations, under the Transaction Documents or that have been assigned to the Issuer; (g) all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge made by the Issuer or by anyone on its behalf; and (h) all present and future claims, demands, causes and choses in action and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of all of the foregoing and the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Receivables Trust Estate”).

The Receivables Trust and the Receivables Trust Trustee hereby grant to the Trustee at the Closing Date, for the benefit of the Trustee, the Noteholders, and any other Secured Party, to secure the Issuer Obligations, a continuing Lien on all of the their right, title and interest in, to and under the Trust Estate.

The foregoing Grants are made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Issuer Obligations, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Trustee, for the benefit of the Secured Parties, hereby acknowledges such Grants, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and the Lien on the Receivables Trust Estate conveyed by the Issuer pursuant to the Grant and the Lien on the Trust Estate conveyed by the Receivables Trust pursuant to the Grant, declares that it shall maintain such right, title and interest, upon the trust set forth, for the benefit of all Secured Parties, subject to Sections 11.1 and 11.2, and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture.

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the following meanings:

“Adverse Claim” means a Lien on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than a Permitted Encumbrance.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

“Agent” means any Transfer Agent and Registrar or Paying Agent.

“Applicants” has the meaning specified in Section 4.2(b).

“Back-Up Servicer” has the meaning specified in the Servicing Agreement.

“Back-Up Servicing Agreement” has the meaning specified in the Servicing Agreement.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means this Base Indenture, dated as of July 21, 2022, between the Issuer and the Trustee, as amended, restated, modified or supplemented from time to time, exclusive of Series Supplements.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Issuer, the Seller, the Originators, Servicer or any ERISA Affiliate thereof is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA, or with respect to which the Issuer, the Seller, the Originators, the Servicer or any of their respective ERISA Affiliates has any liability, contingent or otherwise.

“Benefit Plan Investor” means an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, a “plan” as described in Section 4975 of the Code, that is subject to Section 4975 of the Code, or an entity deemed to hold plan assets of any of the foregoing.

“Book-Entry Notes” means Notes in which beneficial interests are owned and transferred through book entries by a Clearing Agency or a Foreign Clearing Agency as described in Section 2.16; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

“Business Day” unless otherwise specified in a Series Supplement, means any day that DTC is open for business at its office in New York City and any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the State of New York generally, the City of New York, St. Joseph, Missouri, Minneapolis, Minnesota or The Woodlands, Texas are authorized or obligated by law, executive order or governmental decree to be closed.

“Business Taxes” means any Federal, state or local income taxes or taxes measured by income, property taxes, excise taxes, franchise taxes or similar taxes.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Certificateholder” means the holder of the Receivables Trust Certificate.

“Class” means a group of notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A Notes, the Class B Notes, the Class C Notes and the Class R Notes.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means July 21, 2022.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collateral Interests” has the meaning, if any, with respect to any Series, specified in the related Series Supplement.

“Collection Account” has the meaning specified in Section 5.3(a).

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable made by or on behalf of Obligors, including, without limitation, all principal, Finance Charges and Recoveries, if any, and cash proceeds of Related Security with respect to such Receivable (including any insurance and RSA proceeds and returned premiums, but excluding refunds and rebates of earned premium with respect to the cancellation of credit insurance and RSAs and unearned commissions with respect to RSAs related to Defaulted Receivables), any sales tax refunds and proceeds collected in connection with the sale of any such Receivable, and any Deemed Collections in each case, received after the Cut-Off Date; provided, however, that, if not otherwise specified, the term “Collections” shall refer to the Collections on all the Receivables collectively together with any Investment Earnings and any other funds received with respect to the Trust Estate.

“Conn Appliances” means Conn Appliances, Inc., a Texas corporation.

“Conn Officer’s Certificate” means a certificate signed by any Responsible Officer of the Issuer, the Depositor, the Seller or Conn Appliances, as the case may be, and delivered to the Trustee.

“Consolidated Parent” means initially, Conn’s, Inc., a Delaware corporation, and any successor to Conn’s, Inc. as the indirect or direct parent of Conn Appliances, the financial statements of which are for financial reporting purposes consolidated with Conn Appliances in accordance with GAAP, or if there is none, then Conn Appliances.

“Contract” means any Installment Contract (which “Installment Contract” has been acquired (or purported to be acquired) by the Depositor from the Seller pursuant to the First Receivables Purchase Agreement and subsequently acquired by the Receivables Trust from the Depositor pursuant to the terms of the Second Receivables Purchase Agreement).

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Controlling Class” means (i) the Class A Noteholders for as long as the Class A Notes are Outstanding, (ii) thereafter, the Class B Noteholders for as long as the Class B Notes are Outstanding, (iii) thereafter, the Class C Noteholders for as long as the Class C Notes are Outstanding and (iv) thereafter, the Class R Noteholders.

“Controlling Person” means a Person or an “affiliate” of such Person (as defined in Section 3(42) of ERISA and 29 C.F.R. Section 2510.3-101) that has discretionary authority or control with respect to the assets of the Issuer or provides investment advice for a fee (direct or indirect) with respect to the assets of the Issuer.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Base Indenture is located at 600 S. 4th Street, MAC N9300-070, Minneapolis, Minnesota 55415, Attention: Corporate Trust Services/Asset Backed Administration.

“Credit and Collection Policies” means the Servicer’s credit and collection policy or policies relating to Contracts and Receivables existing on the Closing Date and referred to and in accordance with the Servicing Agreement, as the same is amended, supplemented or otherwise modified and in effect from time to time in compliance with Section 2.14(c) of the Servicing Agreement; provided, however, if the Servicer is any Person other than the initial Servicer, “Credit and Collection Policies” shall refer to the collection policies of such Servicer as they relate to receivables of a similar nature to the Receivables.

“Cut-Off Date” means the close of business on June 30, 2022.

“Deemed Collections” means, in connection with any Receivable underlying the Receivables Trust Certificate, all amounts payable (without duplication) with respect to such Receivable, by (i) the Seller pursuant to Section 2.5 of the First Receivables Purchase Agreement, (ii) the Depositor pursuant to Section 2.5 of the Second Receivables Purchase Agreement and/or (iii) the initial Servicer pursuant to Section 2.16 of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means a Receivable (i) as to which, at the end of any Monthly Period, any scheduled payment, or part thereof, remains unpaid for 210 days or more past the due date for such payment determined by reference to the contractual payment terms, as amended, of such Receivable, such amendment in accordance with the Credit and Collection Policies or (ii) which, consistent with the Credit and Collection Policies, would be written off the Issuer’s, the Seller’s or the Servicer’s books as uncollectible.

“Definitive Notes” has the meaning specified in Section 2.16(f).

“Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) as to which (i) all or any part of a scheduled payment remains unpaid for thirty-one (31) days or more from the due date for such payment or (ii) the Obligor thereon is suffering or has suffered an Event of Bankruptcy.

“Depositor” means Conn Appliances Receivables Funding, LLC.

“Depository” has the meaning specified in Section 2.16.

“Depository Agreement” means, with respect to each Series, the agreement among the Issuer and the Clearing Agency or Foreign Clearing Agency, or as otherwise provided in the related Series Supplement.

“Determination Date” means, unless otherwise specified in the related Series Supplement, the third Business Day prior to each Series Transfer Date.

“Dollars” and the symbol “$” mean the lawful currency of the United States.

“DTC” means The Depository Trust Company.

“Eligible Receivable” means, as of the Cut-Off Date, each Receivable:

(a)            that was originated in compliance with all applicable requirements of law (including without limitation all laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and which complies with all applicable requirements of law;

(b)            with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the creation or the execution, delivery and performance of such Receivable, have been duly obtained, effected or given and are in full force and effect;

(c)            as to which, at the time of the sale of such Receivable to the Depositor, the Seller was the sole owner thereof and had good and marketable title thereto free and clear of all Liens;

(d)            as to which, upon the filing of any financing statements described in Article 8 and, solely with respect to the Related Security, to the extent required for perfection under the relevant UCC, the delivery of possession of all instruments, if any, included in such Related Security to the Servicer, the Trustee will have a first priority perfected security interest in such Receivable and the Related Security, subject to any Permitted Encumbrances;

(e)            that is the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other laws, regulations and administrative orders now or hereafter in effect, affecting the rights of creditors generally and except as such enforcement may be limited by general principles of equity (whether considered in a proceeding at law or in equity), and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

(f)            the related Installment Contract of which constitutes an “account” or “chattel paper”, in each case under and as defined in Article 9 of the UCC of all applicable jurisdictions;

(g)            that was established in accordance with the Credit and Collection Policies in the regular and ordinary course of the business of the related Originator;

(h)            that is denominated and payable in Dollars, is only payable in the United States of America and each Obligor in respect of which resided in the United States of America at the time of the origination of such Receivables;

(i)            other than a Receivable (i) that is a Defaulted Receivable or (ii) as to which, on the related Purchase Date, all of the original Obligors obligated thereon are deceased;

(j)            the terms of which have not been modified or waived except as permitted under the Credit and Collection Policies or the Transaction Documents;

(k)            that was originated in connection with a sale of Merchandise by the Retailer;

(l)            that has no Obligor thereon that is a Governmental Authority;

(m)            the original terms of which provide for repayment in full of the amount financed or the principal balance thereof in equal monthly installments over a maximum term not to exceed forty-eight months; and

(n)            the assignment of which to the Depositor or the Receivables Trust does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person.

“ERISA Event” means any of the following: (i) the failure to satisfy the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to any Pension Plan; (ii) the filing by the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or grounds to appoint a trustee to administer any Pension Plan; (iii) the complete withdrawal or partial withdrawal by any Person or any of its ERISA Affiliates from any Pension Plan or Multiemployer Plan; (iv) any “reportable event” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (v) the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA, (vi) the receipt by the Issuer, the Seller, an Originator, the initial Servicer or any ERISA Affiliate thereof of any notice concerning a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; or (vii) the imposition of any liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA upon the Issuer, the Seller, an Originator, the initial Servicer or any of their ERISA Affiliates thereof.

“Euroclear” means the Euroclear System, as operated by Euroclear Bank S.A./N.V.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a)            a Proceeding shall be commenced, without the application or consent of such Person, before any Governmental Authority, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or adjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and in the case of any Person, such Proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the Federal bankruptcy Laws or other similar Laws now or hereafter in effect; or

(b)            such Person shall (i) consent to the institution of (except as described in the proviso to clause (a) above) any Proceeding or petition described in clause (a) of this definition, or (ii) commence a voluntary Proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar Law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Event of Default” has the meaning specified in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means Sections 1471 through 1474 of the Code (or any amendments or successor versions thereof) and any related current or future rules, regulations or official interpretations thereof and any non-governmental agreements and implementing rules.

“FDIC” means the Federal Deposit Insurance Corporation.

“Finance Charges” means any finance, interest, late, servicing or similar charges or fees owing by an Obligor pursuant to the Contracts (other than with respect to Defaulted Receivables).

“First Receivables Purchase Agreement” means the First Receivables Purchase Agreement, dated as of July 21, 2022, between the Seller and the Depositor, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Fiscal Year” means any period of twelve consecutive calendar months ending on January 31.

“Fitch” means Fitch Ratings, Inc.

“Foreign Clearing Agency” means Clearstream and Euroclear.

“GAAP” means those generally accepted principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended, and with respect to determinations or calculations to be made by a Person other than a successor Servicer, applied on a basis consistent with the most recent audited financial statements of Consolidated Parent before the Closing Date.

“Global Note” has the meaning specified in Section 2.19.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Grant” means (i) the Issuer’s grant of a Lien on the Receivables Trust Estate and (ii) the Receivables Trust’s grant of a Lien on the Trust Estate, each as set forth in the Granting Clause of this Base Indenture.

“Gross Receivables Balance” means, with respect to any date of determination and any Receivable, the sum of each of the monthly payments originally contracted for less any payments or credits received prior to such date; provided, however, that, if not otherwise specified, the term “Gross Receivables Balance” shall refer to the Gross Receivables Balance of all Receivables collectively together.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Note Register or such other Person deemed to be a “Holder” or “Noteholder” in any related Series Supplement.

“Indebtedness” means, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from, property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations of another Person of a type described in clauses (i) through (v) above, for which such Person is obligated pursuant to a guaranty, put or similar arrangement.

“Indenture” means the Base Indenture, together with all Series Supplements, as the same may be amended, restated, modified or supplemented from time to time.

“Indenture Termination Date” has the meaning specified in Section 12.1.

“Independent” means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, any Originator, the Seller, the Depositor, the Receivables Trust and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, any Originator, the Seller, the Depositor, the Receivables Trust or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, any Originator, the Seller, the Depositor, the Receivables Trust or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 15.1, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” has the meaning specified in Section 8.2(p).

“Initial Note Principal” means, with respect to any Series of Notes, the amount stated in the related Series Supplement.

“Installment Contract” means any retail installment sale contract or installment loan originally entered into between an Originator and an Obligor in connection with a sale of Merchandise and all amounts due thereunder from time to time.

“Installment Contract Receivable” means any indebtedness of an Obligor arising under an Installment Contract.

“Intercreditor Agreement” means the Eleventh Amended and Restated Intercreditor Agreement, dated as of July 21, 2022, by and among JP Morgan Chase Bank N.A., the Receivables Trust, Conn’s Receivables 2021-A Trust, Conn’s Receivables Warehouse Trust, Conn Appliances, Inc., Conn Credit Corporation, Inc. and Conn Credit I, LP, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Interest Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means all interest and earnings (net of losses and investment expenses) accrued on funds on deposit in the Trust Accounts (except if otherwise provided with respect to any Series Account in the Series Supplement).

“Investor Account” means each of the Payment Accounts.

“Issuer” has the meaning specified in the preamble of this Base Indenture.

“Issuer Obligations” means (i) all principal and interest, at any time and from time to time, owing by the Issuer on the Notes (including any Note held by the Seller, the Depositor, any Originator, the Parent or any Affiliate of any of the foregoing) and (ii) all costs, fees, expenses, indemnity and other amounts owing or payable by, or obligations of, the Issuer to any Person (other than the Seller, the Depositor, any Originator or Conn’s, Inc.) under the Indenture or the other Transaction Documents.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Trustee.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Legal Final Payment Date” is defined, with respect to any Series of Notes, in the applicable Series Supplement.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable Law of any jurisdiction).

“Material Adverse Effect” means any event or condition which would have a material adverse effect on (i) the collectibility of any material portion of the Receivables owned by the Receivables Trust, (ii) the condition (financial or otherwise), businesses or properties of the Issuer, the Servicer, the Depositor, the Receivables Trust or the Seller, (iii) the ability of the Issuer, the Depositor, the Receivables Trust or the Seller to perform its respective obligations under the Transaction Documents or the ability of the Servicer to perform its obligations under the Servicer Transaction Documents and (iv) the interests of the Trustee or any Secured Party in the Receivables Trust Estate or under the Transaction Documents.

“Merchandise” means (i) furniture and mattresses, home appliances, consumer electronics, home office, flooring and other goods and merchandise of the type sold by the Retailer from time to time in the ordinary course of business, which in each case constitute “consumer goods” under and as defined in Article 9 of the UCC of all applicable jurisdictions, (ii) RSAs and services in respect of any goods or merchandise referred to in clause (i) above, and (iii) credit insurance (including life, disability, property and involuntary unemployment) in respect of any goods or merchandise referred to in clause (i) above or any Obligor’s payment obligations in respect of a Receivable.

“Monthly Noteholders’ Statement” means, with respect to any Series of Notes, a statement substantially in the form attached in the relevant Series Supplement, with such changes as the Servicer (with prior consent of the Back-Up Servicer) may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information expressly required by this Base Indenture or any Series Supplement.

“Monthly Period” means, unless otherwise defined in any Series Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month (or in the case of the first Monthly Period, the period commencing on the Cut-Off Date and ending on the last day of the month immediately preceding the first Payment Date).

“Monthly Remittance Condition” will be satisfied with respect to any Monthly Period so long as:

(i)            Conn Appliances is Servicer;

(ii)            a Servicer Default shall not have occurred and be continuing; and

(iii)            the long-term rating of the Consolidated Parent is at least “BBB-” or “F3” by Fitch.

“Monthly Servicer Report” means a report substantially in the form attached as Exhibit A-1 to the Servicing Agreement or in such other form as shall be agreed between the Servicer (with prior consent of the Back-Up Servicer) and the Trustee; provided, however, that no such other agreed form shall serve to exclude information expressly required by this Base Indenture or any Series Supplement.

“Multiemployer Plan” means a Benefit Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“New Series Issuance” means any issuance of a new Series of Notes pursuant to Section 2.2.

“New Series Issuance Date” has the meaning, with respect to any Series issued pursuant to a New Series Issuance, specified in Section 2.2.

“New Series Issuance Notice” has the meaning, with respect to any Series issued pursuant to a New Series Issuance, specified in Section 2.2.

“Non-U.S. Person” means a person who is not a “U.S. Person” as such term is defined in Regulation S.

“Note Interest” means interest payable in respect of the Notes of any Series pursuant to the Series Supplement for such Series.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency or Foreign Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency or Foreign Clearing Agency).

“Note Principal” means the principal payable in respect of the Notes of any Series pursuant to Article 5.

“Note Purchase Agreement” has, with respect to any Series of Notes, the meaning stated in the related Series Supplement.

“Note Rate” means, with respect to any Series of Notes (or, for any Series with more than one Class, for each Class of such Series), the annual rate, if any, at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement, if any.

“Note Register” has the meaning specified in Section 2.6(a).

“Notes” means any one of the notes (including, without limitation, the Global Notes or the Definitive Notes) issued by the Issuer, executed and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple Classes) of the note attached to the related Series Supplement or such other obligations of the Issuer deemed to be a “Note” in any related Series Supplement.

“Obligor” means, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

“Offering Memorandum” means the Offering Memorandum dated July 14, 2022, relating to the Series 2022-A Notes.

“Opinion of Counsel” means one or more written opinions of counsel to the Issuer, the Depositor, the Receivables Trust, the Trustee, the Seller or the Servicer who (except in the case of opinions regarding matters of organizational standing, power and authority, conflict with organizational documents, conflict with agreements other than Transaction Documents, qualification to do business, licensure and litigation or other Proceedings) shall be external counsel, satisfactory to the Trustee, which opinions shall comply with any applicable requirements of Section 15.1 and TIA Section 314 (if this Indenture is required to be qualified under the TIA), if applicable, and shall be in form and substance satisfactory to the Trustee, and shall be addressed to the Trustee. An Opinion of Counsel may, to the extent same is based on any factual matter, rely on a Conn Officer’s Certificate as to the truth of such factual matter.

“Optional Redemption” shall have the meaning specified in the applicable Series Supplement.

“Originator” means each of Conn Appliances, Inc., and Conn Credit Corporation, Inc., as applicable.

“Outstanding” has the meaning, with respect to any Series, specified in the related Series Supplement.

“Outstanding Receivables Balance” means, as of any date with respect to any Receivable, an amount equal to (i) with respect to Receivables originated by CCC that have interest calculated on a simple interest basis, the outstanding principal balance of such loan, and (ii) with respect to the Receivables originated by CCC that have interest calculated on a precomputed basis or originated by Conn Appliances, the Gross Receivables Balance of such Receivable minus (iii) the Unearned Finance Charges for such Receivable; provided, however, that if not otherwise specified, the term “Outstanding Receivables Balance” shall refer to the Outstanding Receivables Balance of all Receivables owned by the Receivables Trust and underlying the Receivables Trust Certificate collectively and which Receivables are not required to be purchased or repurchased by the initial Servicer or any other Person pursuant to the terms of the Transaction Documents, provided further that the Outstanding Receivables Balance of any Defaulted Receivable will be equal to zero, except with respect to the calculation of any Purchase Price payable by the initial Servicer.

“Parent” shall mean Conn Appliances.

“Paying Agent” means any paying agent appointed pursuant to Section 2.7 and shall initially be the Trustee.

“Payment Account” has the meaning specified in Section 5.3(c).

“Payment Date” means, with respect to each Series, the dates specified in the related Series Supplement.

“Pension Plan” means a Benefit Plan that is an “employee benefit pension plan” as described in Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 302 of ERISA or 412 of the Code, other than a Multiemployer Plan.

“Permitted Encumbrance” means each of the following:

(i)            Liens for taxes and assessments that are not yet due and payable or that are being contested in good faith and for which reserves have been established, if required in accordance with GAAP;

(ii)            Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Seller shall at any time in good faith be prosecuting an appeal or proceeding for a review and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(iii)            Liens incidental to the conduct of business or the ownership of properties and assets (including mechanics’, carriers’, repairers’, warehousemen’s and statutory landlords’ liens and liens to secure the performance of leases) and Liens to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or Proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(iv)            Liens created pursuant to the Transaction Documents or the Contracts;

(v)            Liens that, in the aggregate do not exceed $500,000 (such amount not to include Permitted Encumbrances under clauses (i) through (iv) or (vi)) and which, individually or in the aggregate, do not materially interfere with the rights under the Transaction Documents of the Trustee or any Noteholder in any of the Receivables; and

(vi)            any Lien created in favor of the Seller in connection with the purchase of any Receivables by the Seller.

“Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form and that evidence:

(a)            direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States;

(b)            demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Fitch of at least “F1+”;

(c)            commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Fitch of at least “F1+”;

(d)            investments in money market funds with a rating by Fitch of at least “AAAmmf” or in the highest rating category by any two other nationally recognized statistical rating organization (including proprietary money market funds offered by Computershare Trust Company, National Association or any of its Affiliates); or

(e)            bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

provided, that funds on deposit in the Reserve Account shall only be invested in Permitted Investments deemed to be “cash equivalents” for purposes of 17 CFR Part 246.4(b)(2) of Regulation RR, as determined by the Servicer.

Permitted Investments may be purchased by or through the Trustee or any of its Affiliates.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

“Plan” means an “employment benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity or account that is deemed to hold plan assets of any of the foregoing.

“Post Office Box” has the meaning specified in the Servicing Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of July 21, 2022, between the Depositor and the Issuer, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Purchase Date” has the meaning specified in the Purchase and Sale Agreement, First Receivables Purchase Agreement or Second Receivables Purchase Agreement, as applicable.

“Purchase Event” has the meaning specified in the Servicing Agreement.

“Qualified Institution” means a depository institution or trust company (x) whose long-term unsecured debt obligations are rated at least “BBB” by Fitch, or the equivalent by any nationally recognized statistical rating organization, if the deposits are to be held in the account more than 30 days or (y) approved by the Rating Agency.

“Rating Agency” means Fitch.

“Receivable” means the indebtedness of any Obligor under an Installment Contract (which “Receivable” has been acquired (or purported to be acquired) by the Receivables Trust pursuant to the terms of the Second Receivables Purchase Agreement), whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), and (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing. Notwithstanding the foregoing, upon release from the Trust Estate, pursuant to the Indenture, a Removed Receivable shall no longer constitute a Receivable. If an Installment Contract is modified for credit reasons, the indebtedness under the new Installment Contract shall, for purposes of the Transaction Documents, constitute the same Receivable as existed under the original Installment Contract. If an Installment Contract is refinanced in connection with the purchase of additional Merchandise, the original Receivable shall be deemed collected and cease to be a Receivable for purposes of the Transaction Documents upon payment in accordance with the Servicing Agreement with respect thereto.

“Receivable File” means with respect to a Receivable, (i) the Installment Contract related to such Receivable, (ii) each UCC financing statement related thereto, if any, and (iii) the application, if any, of the related Obligor to obtain the financing extended by such Receivable; provided that such Receivable File may be converted to microfilm or other electronic media within six months after the Initiation Date for the related Receivable.

“Receivables Trust” means Conn’s Receivables 2022-A Trust, a Delaware statutory trust.

“Receivables Trust Agreement” means the trust agreement, dated May 26, 2022, as amended and restated as of the date hereof, between the Depositor and the Receivables Trust Trustee, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Receivables Trust Certificate” means the certificate issued by the Receivables Trust pursuant to the Receivables Trust Agreement, representing a 100% beneficial interest in the Receivables Trust.

“Receivables Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the Lien of this Indenture for the benefit of the Secured Parties (including all property and interests Granted to the Trustee), including all proceeds thereof, as defined in the Granting Clause to this Base Indenture.

“Receivables Trust Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as trustee of the Receivables Trust.

“Record Date” means, with respect to any Payment Date or Redemption Date and (a) with respect to each Class of Series 2022-A Notes that is issued in the form of Global Notes, the Business Day immediately preceding such Payment Date or Redemption Date, as applicable, and (b) for any Class of Series 2022-A Notes that is issued in the form of Definitive Notes, the last Business Day of the month immediately preceding the month in which the related Payment Date or Redemption Date, as applicable, shall occur.

“Records” means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

“Recoveries” means, with respect to any period, all Collections (net of auction related expenses) received during such period in respect of a Receivable after it became a Defaulted Receivable.

“Redemption Date” means (a) in the case of a redemption of the Notes pursuant to Section 14.1, the Business Day specified by the initial Servicer or the Issuer pursuant to Section 14.1 or (b) the date specified for a Series pursuant to redemption provisions of the related Series Supplement.

“Redemption Price” means in the case of a redemption of the Notes pursuant to Section 14.1, an amount as set forth in the Series Supplement for the redemption of the Notes.

“Registered Notes” has the meaning specified in Section 2.1.

“Related Security” means, with respect to any Receivable, all guaranties, indemnities, insurance (including any insurance and RSA proceeds and returned premiums) and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable (including any returned sales taxes).

“Removed Receivables” means any Receivable underlying the Receivables Trust Certificate which is purchased or repurchased by the initial Servicer pursuant to the Servicing Agreement, or by any other Person pursuant to Section 5.8 of the Indenture.

“Required Noteholders” has, with respect to any Series of Notes, the meaning stated in the related Series Supplement.

“Requirements of Law” means, as to any Person, the organizational documents of such Person and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to any Person, the member, the Chairman, the President, the Controller, any Vice President, the Secretary, Chief Financial Officer, the Treasurer, or any other officer of such Person or of a direct or indirect managing member of such Person, who customarily performs functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Period” has, with respect to any Series of Notes, the meaning designated as the “Restricted Period,” if any, in the related Series Supplement.

“Retained Notes” means any Notes retained by the Issuer, the Depositor, the Seller or a Person that is considered the same Person as the Issuer for United States federal income tax purposes.

“Retailer” means Conn Appliances, Inc.

“RSA” means a repair service agreement for Merchandise purchased by an Obligor provided by a third party or by Conn Appliances, Inc.

“Second Receivables Purchase Agreement” means the Second Receivables Purchase Agreement, dated as of July 21, 2022, between the Depositor and the Receivables Trust, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Secured Parties” has the meaning specified in Granting Clause of this Base Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Conn Credit I, LP.

“Series Account” has the meaning specified in Section 5.3(d).

“Series of Notes” or “Series” means any Series of Notes issued and authenticated pursuant to the Base Indenture and a related Series Supplement, which may include within any Series multiple Classes of Notes, one or more of which may be subordinated to another Class or Classes of Notes.

“Series Supplement” means a supplement to the Base Indenture complying with the terms of Section 2.2 of this Base Indenture.

“Series Termination Date” means, with respect to any Series of Notes, the date specified as such in the applicable Series Supplement.

“Series Transfer Date” means, unless otherwise specified in the related Series Supplement, with respect to any Series, the Business Day immediately prior to each Payment Date.

“Servicer” means initially Conn Appliances and its permitted successors and assigns and thereafter any Person appointed as successor pursuant to the Servicing Agreement to service the Receivables.

“Servicer Default” has the meaning specified in Section 2.06 of the Servicing Agreement.

“Servicer Transaction Documents” means collectively, the Base Indenture, any Series Supplement, the Servicing Agreement, the Back-Up Servicing Agreement and the Intercreditor Agreement, as applicable.

“Servicing Agreement” means the Servicing Agreement, dated as of July 21, 2022, among the Issuer, the Receivables Trust, the Servicer and the Trustee, as the same may be amended or supplemented from time to time.

“Servicing Fee” means with respect to any Monthly Period, an amount equal to (A) in the case of the initial Servicer, the product of (i) 4.75%, (ii) one-twelfth and (iii) the aggregate Outstanding Receivables Balance as of the last day of the immediately prior Monthly Period (provided that, the Servicing Fee payable on the first Payment Date will be equal to the sum of (a) the product of (i) 4.75%, (ii) one-twelfth and (iii) the aggregate Outstanding Receivables Balance as of the Cut-Off Date) and (B) in the case of SST acting as successor Servicer, the fees and reimbursable expenses as set forth on the SST Fee Schedule and indemnity amounts owing to SST as successor Servicer in accordance with the terms of the Transaction Documents (but, as to such indemnity amount, not in excess of $100,000 per calendar year unless an Event of Default has occurred and is continuing which has resulted in the acceleration of any series of Notes, in which case no such cap shall apply). Amounts withdrawn from the Reserve Account may not be used to pay the Servicing Fee for so long as Conn Appliances is the Servicer.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

“SST” means Systems & Services Technologies, Inc.

“SST Fee Schedule” means Schedule I and Schedule II to the Back-Up Servicing Agreement.

“STAMP” means the Securities Transfer Agents Medallion Program.

“Subsidiary” of a Person means any other Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or any similar business organization which is so owned or controlled.

“Supplement” means a supplement to this Base Indenture complying with the terms of Article 13 of this Base Indenture.

“Transaction Documents” means, collectively, the Indenture, the Notes, the Servicing Agreement, the Back-Up Servicing Agreement, the First Receivables Purchase Agreement, the Second Receivables Purchase Agreement, the Purchase and Sale Agreement, the Receivables Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, and any agreements of the Issuer relating to the issuance or the purchase of any of the Notes.

“Transfer Agent and Registrar” has the meaning specified in Section 2.6 and shall initially, and so long as Computershare Trust Company, National Association is acting as Paying Agent, be the Trustee.

“Transition Costs” means all reasonable costs and expenses incurred by the Back-Up Servicer in connection with a transfer of servicing in accordance with the Back-Up Servicing Agreement (including for the avoidance of doubt during the Servicing Centralization Period).

“Trust Account” has the meaning specified in the Granting Clause to this Base Indenture, which accounts are under the sole dominion and control of the Trustee.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Estate” means with respect to the Receivables Trust, (i) certain retail installment sales contracts and installment loans (made to finance customer purchases of Merchandise from the Retailer) (the “Contracts”) that have been conveyed, sold and/or assigned by the Seller to the Depositor and by the Depositor to the Receivables Trust, (ii) the Receivables related to such Contracts; (iii) all Collections received in respect of the Receivables after the Cut-Off Date; (iv) all Related Security; (v) the Receivables Trust’s rights, powers and benefits but none of its obligations under the Transaction Documents to which it is a party and (vi) all present and future claims, demands, causes and choses in action and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing.

“Trust Officer” means any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Managing Director, any Assistant Vice President, any Secretary, any Assistant Treasurer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any individual who at the time shall be such an officer of the Trustee and also, with respect to a particular matter, any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means initially Computershare Trust Company, National Association, and its successors and assigns and any corporation resulting from or surviving any consolidation or merger to which it or its successors and assigns may be a party and any successor trustee appointed in accordance with the provisions of this Base Indenture.

“Trustee Indemnified Amounts” has the meaning specified in Section 11.17.

“Trustee Indemnified Persons” has the meaning specified in Section 11.17.

“Trustee, Receivables Trust Trustee, Back-Up Servicer and Issuer Fees and Expenses” means, for any Payment Date, (i) the amount of accrued and unpaid fees, expenses and indemnity amounts, including but not limited to indemnified losses (but, as to expenses and indemnity amounts, not in excess of $50,000 per annum, to each of the Trustee, Back-Up Servicer and Receivables Trust Trustee, which amount shall not be shared with any other entity (unless an Event of Default has occurred and the Notes have been accelerated, in which case such cap shall not apply) of the Trustee (including in its capacity as Agent), Receivables Trust Trustee and Back-Up Servicer, (ii) reimbursement of expenses of the Issuer not otherwise payable under the priority of payments as set forth in Section 5.15 of the applicable Series Supplement (but not in excess of $50,000 per annum) and (iii) the Transition Costs (but not in excess of $115,000), if applicable. Additionally, Trustee, Receivables Trust Trustee, Back-Up Servicer and Issuer Fees and Expenses shall include, if 100% of the Noteholders of the Controlling Class consent to such action, any costs and expenses associated with the designation of an employee of the successor Servicer being assigned to all or any Conn Appliances store to oversee the collection of in-store payments at such store.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Unearned Finance Charges” means, as of any date of determination with respect to any Receivable, that portion of the Gross Receivables Balance attributable to Finance Charges under such Receivable that have not accrued as of such date.

“U.S.” or “United States” means the United States of America and its territories.

“Warehouse Trust” means Conn’s Receivables Warehouse Trust.

“written” or “in writing” means any form of written communication, including, without limitation, by means of e-mail, telex, telecopier device, telegraph or cable.

Section 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, except to the extent that the Trustee has been advised by an Opinion of Counsel that the Indenture does not need to be qualified under the TIA or such provision is not required under the TIA to be applied to this Indenture in light of the outstanding Notes; provided, that it is hereby understood and agreed that as of the Closing Date the Indenture does not need to be qualified under the TIA. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.3. Cross-References. Unless otherwise specified, references in this Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of this Indenture or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.4. Accounting and Financial Determinations; No Duplication. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

Section 1.5. Rules of Construction. In this Indenture, unless the context otherwise requires:

(i)            “or” is not exclusive;

(ii)            the singular includes the plural and vice versa;

(iii)            reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(iv)            reference to any gender includes the other gender;

(v)            reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(vi)            “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(vii)            with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”.

Section 1.6. Other Definitional Provisions.

(a)            All terms defined in any Series Supplement or this Base Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Capitalized terms used but not defined herein shall have the respective meaning given to such term in the Servicing Agreement.

(b)            The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Base Indenture or any Series Supplement shall refer to this Base Indenture or such Series Supplement as a whole and not to any particular provision of this Base Indenture or any Series Supplement; and Section, subsection, Schedule and Exhibit references contained in this Base Indenture or any Series Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Base Indenture or any Series Supplement unless otherwise specified.

ARTICLE 2.

THE NOTES

Section 2.1. Designation and Terms of Notes. Subject to Sections 2.16 and 2.19, the Notes of each Series and any Class thereof shall be issued in fully registered form (the “Registered Notes”), and shall be substantially in the form of exhibits with respect thereto attached to the applicable Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such restrictions, legends or endorsements placed thereon and shall bear, upon their face, the designation for such Series to which they belong so selected by the Issuer, all as determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. All Notes of any Series shall, except as specified in the related Series Supplement, be pari passu and equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and the related Series Supplement. Each Series of Notes shall be issued in the minimum denominations set forth in the related Series Supplement.

Section 2.2. New Series Issuances. The Notes may be issued in one Series. The Series of Notes shall be created by a Series Supplement. The Issuer may effect the issuance of one Series of Notes on the Closing Date (a “New Series Issuance”) by notifying the Trustee in writing at least one (1) day in advance (a “New Series Issuance Notice”) of the date upon which the New Series Issuance is to occur (a “New Series Issuance Date”) and shall not effect any future issuances. The New Series Issuance Notice shall state the designation of the Series (and each Class thereof, if applicable) to be issued on the New Series Issuance Date and, with respect to such Series: (a) the Initial Note Principal and (b) the aggregate initial outstanding principal amount of the Notes thereof. On the New Series Issuance Date, the Issuer shall execute and the Trustee shall authenticate and deliver any such Series of Notes only upon delivery to it of the following:

(i)            an Issuer Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series and the aggregate principal amount of Notes of such new Series (and each Class thereof) to be authenticated with respect to such new Series;

(ii)            a Series Supplement in form reasonably satisfactory to the Trustee executed by the Issuer and the Trustee and specifying the principal terms of such new Series;

(iii)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (upon which the Trustee shall be entitled to conclusively rely) as to the Trustee’s Lien in and to the Receivables Trust Estate;

(iv)            evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic, followed by prompt written confirmation) that the Issuer has delivered the Receivables Trust Estate to the Trustee and has caused all filings (including filing of financing statements on form UCC-1) and recordings to be accomplished as may be reasonably required by Law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers and security interest of the Trustee in the Receivables Trust Estate for the benefit of the Secured Parties;

(v)            any consents required pursuant to Section 13.1 or otherwise;

(vi)            a Conn Officer’s Certificate (upon which the Trustee shall be entitled to conclusively rely), stating that all conditions precedent to the issuance of such Series of Notes (including but not limited to those set forth in clauses (i)-(v) above) have been satisfied; and

(vii)            such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes.

Section 2.3. [Reserved].

Section 2.4. Execution and Authentication.

(a)            Each Note shall be executed by manual or facsimile signature by the Issuer. Notes bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of such Notes. Unless otherwise provided in the related Series Supplement, no Notes shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

(b)            Pursuant to Section 2.2, the Issuer shall execute and the Trustee shall authenticate and deliver a Series of Notes having the terms specified in the related Series Supplement, upon the written order of the Issuer, to the purchasers thereof, the underwriters for sale or to the Issuer for initial retention by it. If specified in the related Series Supplement for any Series, the Issuer shall execute and the Trustee shall authenticate and deliver the Global Note that is issued upon original issuance thereof, upon the written order of the Issuer, to the Depository against payment of the purchase price therefor. If specified in the related Series Supplement for any Series, the Issuer shall execute and the Trustee shall authenticate Book-Entry Notes that are issued upon original issuance thereof, upon the written order of the Issuer, to a Clearing Agency or its nominee as provided in Section 2.16 against payment of the purchase price thereof.

(c)            All Notes shall be dated and issued as of the date of their authentication.

Section 2.5. Authenticating Agent.

(a)            The Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer.

(b)            Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

(c)            An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Issuer, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent.

(d)            The Issuer agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 2.5.

(e)            Pursuant to an appointment made under this Section 2.5, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the certificates described in the Indenture.

[Name of Authenticating Agent],

as Authenticating Agent
for the Trustee,

By:

Responsible Officer

Section 2.6. Registration of Transfer and Exchange of Notes.

(a)            (i) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the “Transfer Agent and Registrar”), in accordance with the provisions of Section 2.6(c), a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Notes of each Series (unless otherwise provided in the related Series Supplement) and registrations of transfers and exchanges of the Notes as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Notes and transfers and exchanges of the Notes as herein provided. If a Person other than the Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Transfer Agent and Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Transfer Agent and Registrar by a Responsible Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes. For so long as the Trustee is acting as Transfer Agent and Registrar, the Issuer shall not appoint any Transfer Agent and Registrar without the prior written consent of the Trustee. If any form of Note is issued as a Global Note, the Trustee may appoint a co-transfer agent and co-registrar in a European city. Any reference in this Indenture to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon thirty (30) days’ written notice to the Servicer and the Issuer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Issuer shall appoint a successor Transfer Agent and Registrar.

(ii)            Upon surrender for registration of transfer of any Note at any office or agency of the Transfer Agent and Registrar, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, subject to the provisions of Section 2.6(b), and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of like aggregate principal amount.

(iii)            All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(iv)            At the option of any Holder of Registered Notes, Registered Notes may be exchanged for other Registered Notes of either (a) the same Series of the same Class in authorized denominations of like aggregate principal amounts or (b) the same Series, solely upon the initial issuance of such Registered Notes in the manner specified in the Series Supplement for such Series, upon surrender of the Registered Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose.

(v)            Whenever any Notes of any Series are so surrendered for exchange, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver and the Noteholders shall obtain from the Trustee, the Notes which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange, other than as explicitly set forth in a Series Supplement, shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Noteholder thereof or his attorney-in-fact duly authorized in writing. The signature of the Noteholder on such instrument of transfer shall be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent and Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Transfer Agent and Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

(vi)            The preceding provisions of this Section 2.6 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the exchange of any Global Note of any Series for a Definitive Note or the transfer of or exchange of any Note of any Series for a period of five (5) Business Days preceding the due date for any payment with respect to the Notes of such Series or during the period beginning on any Record Date and ending on the next following Payment Date.

(vii)            Unless otherwise provided in the related Series Supplement, no service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(viii)            All Notes surrendered for registration of transfer and exchange shall be cancelled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Note upon its exchange in full for Definitive Notes and shall, if requested by the Issuer in writing, deliver a certificate of destruction to the Issuer, using a form of such certificate customarily delivered by the Trustee. If applicable, such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 2.19 was received with respect to each portion of the Global Note exchanged for Definitive Notes.

(ix)            Upon written direction, the Issuer shall deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Registered Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

(x)            Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

(xi)            Notwithstanding any other provision of this Section 2.6, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency or Foreign Clearing Agency for such Series, or to a successor Clearing Agency or Foreign Clearing Agency for such Series selected or approved by the Issuer or to a nominee of such successor Clearing Agency or Foreign Clearing Agency, only if in accordance with this Section 2.6.

(xii)            Unless otherwise provided in the related Series Supplement, by its acceptance of a Note, each Noteholder and Note Owner (and if such Noteholder or Note Owner is a Plan, its fiduciary or trustee) shall be deemed to (1) represent and warrant that either (A) it is not acquiring the Note (or any interest therein) on behalf of or with the assets of a Benefit Plan Investor or a Plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (B) its acquisition and holding of such Note (or interest therein), in the case of a Benefit Plan Investor, will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a Plan that is subject to Similar Law, will not result in a violation of Similar Law; and (2) acknowledge and agree that the Note (or any interest therein) is not eligible for acquisition by Benefit Plan Investors or Plans that are subject to Similar Law at any time that the Notes do not constitute debt under applicable local law without substantial equity features (within the meaning of the Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA).

(b)            Unless otherwise provided in the related Series Supplement, registration of transfer of Registered Notes containing a legend relating to the restrictions on transfer of such Registered Notes (which legend shall be set forth in the Series Supplement relating to such Notes) shall be effected only if the conditions set forth in such related Series Supplement are satisfied.

Whenever a Registered Note containing the legend set forth in the related Series Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Issuer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Responsible Officer prior to registering any such transfer or authenticating new Registered Notes, as the case may be. The Issuer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this Section 2.6(b).

(c)            The Transfer Agent and Registrar will maintain at its expense in Minneapolis, Minnesota (and subject to this Section 2.6, if specified in the related Series Supplement for any Series, any other city designated in such Series Supplement) an office or offices or an agency or agencies where Notes of such Series may be surrendered for registration of transfer or exchange.

(d)            Any Retained Notes (other than the Class R Notes) may not be transferred to another Person (other than a Person that is considered the same Person as the Issuer for United States federal income tax purposes) unless (x) in the case of any Class A Notes that are Retained Notes, the Transferor shall cause an Opinion of Counsel to be delivered to the Seller and the Trustee at such time stating that such Notes will be debt for United States federal income tax purposes or (y) in the case of any Class B Notes, Class C Notes or Class R Notes that are Retained Notes, the Transferee shall have provided the related Transferee Certificate required by the Series Supplement. In addition, the Retained Notes will not be registered under the Securities Act of 1933.

Section 2.7. Appointment of Paying Agent.

(a)            The Paying Agent shall make payments to the Secured Parties from the appropriate account or accounts maintained for the benefit of the Secured Parties as specified in this Base Indenture or the related Series Supplement for any Series pursuant to Articles 5 and 6. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Issuer or the initial Servicer on behalf of the Issuer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Issuer or the initial Servicer on behalf of the Issuer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have materially breached this Indenture or for other good cause (such good cause shall be limited to the good cause set forth in Section 11.7(b) with respect to the removal of the Trustee). The Paying Agent shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Issuer with a copy to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Issuer or the initial Servicer shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). For so long as the Trustee is acting as Paying Agent, neither the Issuer nor the Servicer shall appoint any Paying Agent without the prior written consent of the Trustee.

(b)            The Issuer shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Secured Parties in trust for the benefit of the Secured Parties entitled thereto until such sums shall be paid to such Secured Parties and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Note Owners or other Secured Parties.

Section 2.8. Paying Agent to Hold Money in Trust.

(a)            The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)            hold all sums held by it for the payment of amounts due with respect to the Issuer Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided herein and in the applicable Series Supplement and pay such sums to such Persons as provided herein and in the applicable Series Supplement;

(ii)            give the Trustee written notice of any Default by the Issuer (or any other obligor under the Issuer Obligations) of which it (or, in the case of the Trustee, a Trust Officer) has received written notice or has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)            at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(iv)            immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of the Issuer Obligations if at any time it ceases to meet the standards required to be met by a Trustee hereunder; and

(v)            comply with all requirements of the Code with respect to the withholding from any payments made by it on any Issuer Obligations of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)            The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(c)            Subject to applicable Laws with respect to escheat of funds, any money held by the Trustee, any Paying Agent or any Clearing Agency in trust for the payment of any amount due with respect to any Issuer Obligation and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the holder of such Issuer Obligation shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee, such Paying Agent or such Clearing Agency with respect to such trust money shall thereupon cease. The Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such repayment.

Section 2.9. Private Placement Legend.

Unless otherwise provided for in a Series Supplement, in addition to any legend required by Section 2.16, each Note shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR TRANSFERRED ONLY TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH OF THE ABOVE CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTMENT ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN THE SELLER’S OR ACCOUNT’S CONTROL. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

By acquiring this note (or any interest herein), each purchaser and transferee (AND IF THE PURCHASER OR TRANSFEREE IS A “PLAN” (AS DEFINED BELOW), ITS FIDUCIARY OR TRUSTEE) shall be deemed to (A) REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF OR WITH ANY ASSETS OF A “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING (each, a “benefit Plan Investor”), OR ANY “PLAN” (AS DEFINED BELOW) THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I of ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) ITS acquisition AND HOLDING OF THis Note (or any interest herein), in the case of a Benefit Plan Investor, WILL NOT give rise to A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE or, in the case of any Plan that is subject to Similar Law, will not give rise to a violation of Similar Law; and (b) acknowledge and agree that the note (or any interest herein) is not eligible for acquisition by benefit plan investors or plans that are subject to similar law at any time that the note does not constitute debt under applicable local law without substantial equity features (within the meaning of the department of labor regulation located at 29 C.f.r. section 2510.3-101, as modified by section 3(42) of ERISA). FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR ANY ENTITY OR ACCOUNT that is DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

Section 2.10. Mutilated, Destroyed, Lost or Stolen Notes.

(a)            If (i) any mutilated Note is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity (including, without limitation, a surety bond) as may be required by them to hold the Transfer Agent and Registrar and the Trustee harmless then, in the absence of written notice to a Trust Officer of the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC (which generally permit the Issuer to impose reasonable requirements) are met, then the Issuer shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable Law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and aggregate principal balance; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.

If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser for value of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser for value, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

(b)            Upon the issuance of any replacement Note under this Section 2.10, the Transfer Agent and Registrar or the Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith.

(c)            Any duplicate Note issued pursuant to this Section 2.10 shall constitute complete and indefeasible evidence of contractual debt obligation of the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

(d)            Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional Contractual Obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e)            The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11. Temporary Notes.

(a)            Pending the preparation of Definitive Notes, the Issuer may request and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

(b)            If temporary Notes are issued pursuant to Section 2.11(a) above, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 8.2(b), without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and upon receipt of an Issuer Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.12. Persons Deemed Owners. Prior to due presentation of a Note for registration of transfer, the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Person in whose name any Note is registered (as of any date of determination) as the owner of the related Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever whether or not such Note be overdue, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the requisite number of Holders of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder (including under any Series Supplement), Notes owned by any of the Issuer, the Depositor, an Originator, the Seller, the Servicer or any Affiliate controlled by or controlling Conn Appliances shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes for which a Trust Officer in the Corporate Trust Office of the Trustee actually knows or has received written notice are so owned shall be so disregarded. The foregoing proviso shall not apply if there are no Holders other than the Issuer or its Affiliates.

Section 2.13. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Trustee. The Transfer Agent and Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.

Section 2.14. Release of Receivables Trust Estate and Trust Estate. (a) In connection with any removal of Removed Receivables from the Trust Estate, the Issuer shall execute and deliver to the Trustee a Conn Officer’s Certificate certifying that the Outstanding Receivables Balance (or such other amount required in connection with the disposition of such Removed Receivables as provided by the Transaction Documents) with respect thereto has been deposited into the Collection Account, (b) in connection with any redemption of the Notes of any Series, the Trustee shall release the Receivables Trust Estate from the Lien created by this Indenture upon receipt of a Conn Officer’s Certificate certifying that the Redemption Price and all other amounts due and owing on the Redemption Date have been deposited into a Trust Account that is within the sole control of the Trustee and (c) on or after the Indenture Termination Date, the Trustee shall release any remaining portion of the Receivables Trust Estate from the Lien created by this Indenture and in each case deposit in the Collection Account any funds then on deposit in any other Trust Account upon receipt of an Issuer Request accompanied by a Conn Officer’s Certificate, and Independent Certificates (if this Indenture is required to be qualified under the TIA) in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 15.1.

Section 2.15. Payment of Principal and Interest.

(a)            The principal of each Series of Notes shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with Section 8.1.

(b)            Each Series of Notes shall accrue interest as provided in the related Series Supplement and such interest shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with Section 8.1.

(c)            Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on any Record Date with respect to a Payment Date for such Note and such Person shall be entitled to receive the principal and interest payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date, by wire transfer in immediately available funds to the account designated by the Holder of such Note, except that, unless Definitive Notes have been issued pursuant to Section 2.18, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Legal Final Payment Date for the applicable Class of Notes (and except for the Redemption Price for any Note called for redemption pursuant to Section 14.1) which shall be payable as provided herein; except that, any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

Section 2.16. Book-Entry Notes.

(a)            If provided in the related Series Supplement, the Notes of such Series, upon original issuance, shall be issued in the form of one or more Book-Entry Notes, to be delivered to the depository specified in such Series Supplement (the “Depository,”) which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Notes of each Series issued as Book-Entry Notes shall, unless otherwise provided in the related Series Supplement, initially be registered on the Note Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. Unless otherwise provided in a related Series Supplement, no Note Owner of Notes issued as Book-Entry Notes will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.18.

(b)            For each Series of Notes to be issued in registered form, the Issuer shall duly execute, and the Trustee shall, in accordance with Section 2.4 hereof, authenticate and deliver initially, unless otherwise provided in the applicable Series Supplement, one or more Global Notes that shall be registered on the Note Register in the name of a Clearing Agency or Foreign Clearing Agency or such Clearing Agency’s or Foreign Clearing Agency’s nominee. Each Global Note registered in the name of DTC or its nominee shall bear a legend substantially to the following effect:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO CONN’S RECEIVABLES FUNDING 2022-A, LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

So long as the Clearing Agency or Foreign Clearing Agency or its nominee is the registered owner or holder of a Global Note, the Clearing Agency or Foreign Clearing Agency or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for purposes of this Indenture and such Notes. Members of, or participants in, the Clearing Agency or Foreign Clearing Agency shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Agency or Foreign Clearing Agency, and the Clearing Agency or Foreign Clearing Agency may be treated by the Issuer, the Trustee, any Agent and any agent of such entities as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, any Agent and any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or Foreign Clearing Agency or impair, as between the Clearing Agency or Foreign Clearing Agency and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(c)            Subject to Section 2.6(a)(ix), the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and such procedures governing the use of such Clearing Agencies as may be enacted from time to time shall be applicable to a Global Note insofar as interests in such Global Note are held by the agent members of Euroclear or Clearstream (which shall only occur in the case of a temporary Regulation S Global Note and a permanent Regulation S Global Note). Account holders or participants in Euroclear and Clearstream shall have no rights under this Indenture with respect to such Global Note and the registered holder may be treated by the Issuer, the Trustee, any Agent and any agent of the Issuer or the Trustee as the owner of such Global Note for all purposes whatsoever.

(d)            Title to the Notes shall pass only by registration in the Note Register maintained by the Transfer Agent and Registrar pursuant to Section 2.6.

(e)            Any typewritten Note or Notes representing Book-Entry Notes shall provide that they represent the aggregate or a specified amount of outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a typewritten Note or Notes representing Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered to the Trustee pursuant to Section 2.4(b). The Trustee shall deliver and redeliver any typewritten Note or Notes representing Book-Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order. Any instructions by the Issuer with respect to endorsement or delivery or redelivery of a typewritten Note or Notes representing the Book-Entry Notes shall be in writing but need not comply with Section 13.3 hereof and need not be accompanied by an Opinion of Counsel.

(f)            Unless and until definitive, fully registered Notes of any Series or any Class thereof (“Definitive Notes”) have been issued to Note Owners with respect to any Series of Notes initially issued as Book-Entry Notes pursuant to Section 2.18 or the applicable Series Supplement:

(i)            the provisions of this Section 2.16 shall be in full force and effect with respect to each such Series;

(ii)            the Issuer, the Seller, the Depositor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the making of payments on the Notes of each such Series and the giving of instructions or directions hereunder) as the authorized representatives of such Note Owners;

(iii)            to the extent that the provisions of this Section 2.16 conflict with any other provisions of this Indenture, the provisions of this Section 2.16 shall control;

(iv)            whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of such Series of Notes evidencing a specified percentage of the outstanding principal amount of such Series of Notes, the Clearing Agency or Foreign Clearing Agency, as applicable, shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Series of Notes and has delivered such instructions to the Trustee;

(v)            the rights of Note Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by Law and agreements between such Note Owners and the related Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.18, the applicable Clearing Agencies or Foreign Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on such Series of Notes to such Clearing Agency Participants; and

(vi)            the Trustee shall make electronically available to Note Owners copies of any reports sent to Noteholders of the relevant Series generally pursuant to the Indenture, within a commercially reasonable time after receipt by the Trustee of the written request of such Note Owners, together with a certification that they are Note Owners.

Section 2.17. Notices to Clearing Agency. Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.18 or the applicable Series Supplement, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the applicable Clearing Agency or Foreign Clearing Agency for distribution to the Holders of the Notes.

Section 2.18. Definitive Notes.

(a)            Conditions for Exchange. If with respect to any Series of Book-Entry Notes (i) (A) the Issuer advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) neither the Trustee nor the Issuer is able to locate a qualified successor or (ii) the Issuer, at the direction of all Noteholders of a Class of Series 2022-A Notes, elects to terminate the book-entry system through the Clearing Agency with respect to such Class of Series 2022-A Notes, or (iii) after the occurrence of a Servicer Default or Event of Default, the Required Noteholders advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Note Owners of such Series, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series requesting the same. Upon surrender to the Trustee of the typewritten Note or Notes representing the Book-Entry Notes of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Notes of such Series or Class. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series and upon the issuance of any Series of Notes or any Class thereof in definitive form in accordance with the related Series Supplement, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series or Classes as Noteholders of such Series or Classes hereunder. Notwithstanding anything in this Indenture to the contrary, Definitive Notes shall not be issued in respect of any Temporary Regulation S Global Note.

(b)            Transfer of Definitive Notes. Subject to the terms of this Indenture (including the requirements of any relevant Series Supplement), the Holder of any Definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Transfer Agent and Registrar for such purpose in Minneapolis, Minnesota, such Definitive Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Transfer Agent and Registrar by, the holder thereof and, if applicable, accompanied by a certificate substantially in the form required under the related Series Supplement. The signature of the Holder on such instrument of transfer shall be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent and Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Transfer Agent and Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. In exchange for any Definitive Note properly presented for transfer, the Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be executed, authenticated and delivered in compliance with applicable Law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Definitive Note in part, the Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Definitive Notes for the aggregate principal amount that was not transferred. No transfer of any Definitive Note shall be made unless the request for such transfer is made by the Holder at such office. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for such Series, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders of such Series.

Section 2.19. Global Note. If specified in the related Series Supplement for any Series, (i) the Notes may be initially issued in the form of a single temporary global note (the “Global Note”) in registered form, without interest coupons, in the denomination of the initial aggregate principal amount of the Notes and (ii) a Class of Notes may be initially issued in the form of a single temporary Global Note in registered form, in the denomination of the portion of the initial aggregate principal amount of the Notes represented by such Class, each substantially in the form attached to the related Series Supplement. Unless otherwise specified in the related Series Supplement, the provisions of this Section 2.19 shall apply to such Global Note. The Global Note will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Series Supplement for Registered Notes in definitive form.

Section 2.20. Tax Treatment. The Notes (other than as set forth in the applicable Series Supplement) have been (or will be) issued with the intention that, the Notes (other than the Class R Notes) will qualify under applicable tax Law as indebtedness of the Issuer secured by the Receivables Trust Estate and any entity acquiring any direct or indirect interest in any Note (other than the Class R Notes) by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) (other than the Class R Notes) agrees to treat the Notes (or beneficial interests therein) for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note (other than the Class R Notes) through it to comply with this Indenture as to treatment as indebtedness for such tax purposes.

Section 2.21. Duties of the Trustee and the Transfer Agent and Registrar. Notwithstanding anything contained herein or a Series Supplement to the contrary, neither the Trustee nor the Transfer Agent and Registrar shall be responsible for ascertaining whether any transfer of a Note complies with the terms of this Base Indenture or a Series Supplement, the registration provision of or exemptions from the Securities Act, applicable state securities laws, ERISA or the Investment Company Act; provided that if a transfer certificate or opinion is specifically required by the express terms of this Base Indenture or a Series Supplement to be delivered to the Trustee or the Transfer Agent and Registrar in connection with a transfer, the Trustee or the Transfer Agent and Registrar, as the case may be, shall be under a duty to receive the same.

ARTICLE 3.

[ARTICLE 3 IS RESERVED AND SHALL BE SPECIFIED IN ANY
SUPPLEMENT WITH RESPECT TO ANY SERIES OF NOTES]

ARTICLE 4.

NOTEHOLDER LISTS AND REPORTS

Section 4.1. Issuer To Furnish To Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause the Transfer Agent and Registrar to furnish to the Trustee (a) not more than five (5) days after each Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Transfer Agent and Registrar, no such list shall be required to be furnished. The Issuer will furnish or cause to be furnished by the Transfer Agent and Registrar to the Paying Agent (if not the Trustee) such list for payment of distributions to Noteholders.

Section 4.2. Preservation of Information; Communications to Noteholders.

(a)            The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in Section 4.1 and the names and addresses of Holders received by the Trustee in its capacity as Transfer Agent and Registrar. The Trustee may destroy any list furnished to it as provided in such Section 4.1 upon receipt of a new list so furnished.

(b)            Noteholders may communicate (including pursuant to TIA Section 312(b) (if this Indenture is required to be qualified under the TIA)) with other Noteholders with respect to their rights under this Indenture or under the Notes. Unless otherwise provided in the related Series Supplement, if holders of Notes evidencing in aggregate not less than 20% of the outstanding principal balance of the Notes of any Series (the “Applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such Applicant has owned a Note for a period of at least 6 months preceding the date of such application, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall within five (5) Business Days after the receipt of such application afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Issuer notice that such request has been made within five (5) Business Days after the receipt of such application. Such list shall be as of the most recent Record Date, but in no event more than forty-five (45) days prior to the date of receipt of such Applicants’ request.

(c)            The Issuer, the Trustee and the Transfer Agent and Registrar shall have the protection of TIA Section 312(c) (if this Indenture is required to be qualified under the TIA). Every Noteholder, by receiving and holding a Note, agrees with the Issuer and the Trustee that neither the Issuer, the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with this Section 4.2, regardless of the source from which such information was obtained.

Section 4.3. Reports by Issuer.

(a)            (i)  the Issuer or the initial Servicer on its behalf, shall deliver to the Trustee, on the date, if any, the Issuer is required to file the same with the Commission, hard and electronic copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)            the Issuer or the initial Servicer on its behalf, shall file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports, if any, with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(iii)            the Issuer or the initial Servicer on its behalf, shall supply to the Trustee (and the Trustee shall make available to all Noteholders through the Trustee’s internet website) such information, documents and reports required to be filed by the Issuer (if any) pursuant to clauses (i) and (ii) of this Section 4.3(a) as may be required by rules and regulations prescribed from time to time by the Commission if the Indenture is TIA qualified; and

(iv)            the Servicer shall prepare and distribute any other reports required to be prepared by the Servicer (except, if a successor Servicer is acting as Servicer, any reports expressly only required to be prepared by the initial Servicer or Conn Appliances) under any Servicer Transaction Documents.

(b)            Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on January 31 of each year.

Section 4.4. Reports by Trustee. If this Indenture is required to be qualified under the TIA, within sixty (60) days after each April 1, beginning with April 1, 2023, the Trustee shall make available to each Noteholder through the Trustee’s internet website as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). If this Indenture is required to be qualified under the TIA, the Trustee also shall comply with TIA Section 313(b).

If this Indenture is required to be qualified under the TIA, a copy of each report at the time of its posting for Noteholders on the Trustee’s internet website shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Trustee if and when the Notes are listed on any stock exchange.

Section 4.5. Reports and Records for the Trustee and Instructions.

(a)            Unless otherwise stated in the related Series Supplement with respect to any Series, on each Determination Date the Servicer shall forward to the Trustee a Monthly Servicer Report prepared by the Servicer.

(b)            Unless otherwise specified in the related Series Supplement, on each Payment Date, the Trustee or the Paying Agent shall make available via the Trustee’s website initially located at www.ctslink.com in the same manner as the Monthly Servicer Report to each Noteholder of record of each outstanding Series the Monthly Noteholders’ Statement with respect to such Series and the Issuer shall send such Monthly Servicer Report to the Rating Agency.

ARTICLE 5.

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1. Rights of Noteholders. Each Series of Notes shall be secured by the entire Receivables Trust Estate, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article 5 to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Series Supplement) or to be paid to the Noteholders of such Series. In no event shall the grant of a security interest in the entire Receivables Trust Estate be deemed to entitle any Noteholder to receive Collections or other proceeds of the Receivables Trust Estate in excess of the amounts described in Article 5.

Section 5.2. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Receivables Trust Estate, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article 9.

Section 5.3. Establishment of Accounts.

(a)            The Collection Account. On or prior to the Closing Date, the Issuer shall cause the initial Servicer, for the benefit of the Secured Parties, to establish and the Servicer shall maintain, with a Qualified Institution, in the name of the Trustee, a non-interest bearing segregated trust account (the “Collection Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties. Pursuant to authority granted to it pursuant to Section 2.02(a) of the Servicing Agreement, the Servicer shall have the revocable power to cause the Trustee to withdraw funds from the Collection Account by so directing the Trustee in writing for the purposes of carrying out the Servicer’s duties thereunder. The Trustee shall be the entitlement holder of the Collection Account, and shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Collection Account and the proceeds thereof for the benefit of the Secured Parties. The Collection Account will be established with a Qualified Institution in the name of the Trustee, and the Trustee hereby agrees to maintain the Collection Account in accordance with the terms of this Indenture.

(b)            The Payment Accounts. For each Series, the Trustee, for the benefit of the Secured Parties of such Series, shall establish and maintain with one or more Qualified Institutions, in the name of the Trustee, a non-interest bearing segregated trust account (each, a “Payment Account” and collectively, the “Payment Accounts”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties of such Series. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Payment Accounts and in all proceeds thereof. The Trustee shall be the sole entitlement holder of the Payment Accounts and the Payment Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties of such Series.

(c)            Series Accounts. If so provided in the related Series Supplement, the Trustee or the Servicer, for the benefit of the Secured Parties of such Series, shall cause to be established and maintained, in the name of the Trustee, one or more accounts (each, a “Series Account” and, collectively, the “Series Accounts”). Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties of such Series. Each such Series Account will be a trust account, if so provided in the related Series Supplement, and will have the other features and be applied as set forth in the related Series Supplement.

(d)            Administration of the Collection Account and the Reserve Account.

(i)            The Issuer shall cause funds on deposit in the Collection Account and the Reserve Account that are not both deposited and to be withdrawn on the same date to be invested in Permitted Investments pursuant to a form of investment direction acceptable to the Trustee. The Issuer agrees that it shall ensure that any such investment shall mature and such funds shall be available for withdrawal on or prior to the Series Transfer Date related to the Monthly Period in which such funds were received or deposited, or if so specified in the related Series Supplement, immediately preceding a Payment Date.

(ii)            The Trustee, as the entitlement holder of the Collection Account, the Payment Accounts and any Series Accounts, represents, warrants and covenants that:

(A)            it is the “entitlement holder,” as such term is defined in Section 8-102(a)(7) of the relevant UCC;

(B)            pursuant to Section 8-110(e)(1) of the relevant UCC for purposes of the relevant UCC, the jurisdiction of the securities intermediary for the Collection Account, the Payment Accounts and any Series Accounts is the State of New York.  Further, the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and

(C)            the securities intermediary for the Collection Account, the Payment Accounts and any Series Accounts has and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America engaged in a business or other regular activity of maintaining securities accounts.

(iii)            The Trustee represents and warrants that the Trustee has control (as such term is defined in Section 8-106 of the relevant UCC) of each Trust Account.

(iv)            At the end of each month, the Servicer shall direct all interest and earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account to be deposited in the Collection Account and treated as Investment Earnings. If at the end of a month losses and investment expenses on funds on deposit in any of the Collection Account or the Reserve Account exceed interest and earnings on such funds during such month, losses and expenses to the extent of such excess will be allocated by the Servicer on the related Series Transfer Date, with respect to any Series, among the Noteholders of such Series and the Issuer as provided in the related Series Supplement. Subject to the restrictions set forth above, the Issuer, or a Person designated in writing by the Issuer, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Collection Account and the Reserve Account.

(e)            Qualified Institution. If, at any time, the institution holding any account established pursuant to this Section 5.3 ceases to be a Qualified Institution, the Issuer shall notify the Rating Agency and within ten (10) Business Days establish a new account or accounts, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new account or accounts, as the case may be.

Section 5.4. Collections and Allocations.

(a)            Collections in General. Subject to the last paragraph of this Section 5.4(a), until this Indenture is terminated pursuant to Section 12.1, the Issuer shall or shall cause the Servicer under the Servicing Agreement to cause all Collections due and to become due, as the case may be, to be paid directly into the Collection Account as promptly as possible after the date of receipt of such Collections, but in no event later than the second Business Day following such date of receipt and identification. All monies, instruments, cash and other proceeds received by the Servicer in respect of the Receivables Trust Estate pursuant to this Indenture and the Trust Estate shall be deposited in the Collection Account as specified herein and shall be applied as provided in this Article 5 and Article 6.

The Servicer shall allocate such amounts to each Series of Notes and to the Issuer in accordance with this Article 5 and shall withdraw the required amounts from the Collection Account or pay such amounts to the Issuer in accordance with this Article 5, in both cases as modified by any Series Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Series Supplement for any Series of Notes with respect to such Series.

Notwithstanding anything in this Base Indenture or the Servicing Agreement to the contrary, for so long as, and only so long as, the Monthly Remittance Condition is satisfied, the Issuer shall not be required to cause the Servicer to make daily deposits of Collections into the Collection Account within two Business Days after identification in the manner provided in this Article 5 or as required under the Servicing Agreement prior to the close of business on the day any such Collections are due to be deposited, but instead, the Servicer may commingle such Collections with its general funds or otherwise during each Monthly Period and make one or more deposits in the Collection Account in immediately available funds not later than 12:00 p.m., New York City time, two Business Days prior to the related Payment Date in an amount equal to Collections received in the immediately preceding Monthly Period.

If the Monthly Remittance Condition is not satisfied, the Issuer shall or shall cause the Servicer under the Servicing Agreement to cause all Collections due and to become due, as the case may be, to be paid directly into the Collection Account as promptly as possible after the date of receipt of such Collections, but in no event later than the second Business Day following such date of identification.

(b)            [Reserved].

(c)            [Reserved].

(d)            [Reserved].

(e)            Disqualification of Institution Maintaining Collection Account. Upon and after the establishment of a new Collection Account with a Qualified Institution, the Servicer shall deposit or cause to be deposited all Collections as set forth in Section 5.3(a) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account).

Section 5.5. Determination of Monthly Interest. Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.6. Determination of Monthly Principal. Monthly principal with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Legal Final Payment Date with respect to such Series.

Section 5.7. General Provisions Regarding Accounts. Subject to Section 11.1(c), the Trustee shall not in any way be held liable by reason of any insufficiency in any of the Receivables Trust Estate resulting from any loss on any Permitted Investment included therein except for losses attributable to the Trustee’s failure to make payments on such Permitted Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

Section 5.8. Removed Receivables. Upon satisfaction of the conditions and the requirements of Section 2.03 or 2.04 of the Servicing Agreement, as applicable, the Issuer shall execute and deliver to the Trustee and the Trustee shall acknowledge upon its receipt from the Issuer an instrument acknowledging that such Removed Receivable has been released by the Receivables Trust and that such Removed Receivable no longer constitutes a Receivable underlying the Receivables Trust Certificate. The Trustee shall have no duty to make any determination regarding whether any conditions or requirements of such sections of such agreements have been satisfied.

Section 5.9. [Reserved].

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND SHALL BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO ANY SERIES.]

ARTICLE 6.

[ARTICLE 6 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

ARTICLE 7.

[ARTICLE 7 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

ARTICLE 8.

COVENANTS

Section 8.1. Money for Payments To Be Held in Trust. At all times from the date hereof to the Indenture Termination Date, unless the Required Noteholders of each Series shall otherwise consent in writing, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the applicable Payment Account shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from such Payment Account for payments of such Notes shall be paid over to the Issuer except as provided in this Indenture.

Section 8.2. Affirmative Covenants of Issuer. At all times from the date hereof to the Indenture Termination Date, unless the Required Noteholders of each Series shall otherwise consent in writing, the Issuer shall:

(a)            Payment of Notes. Duly and punctually pay or cause to be paid principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

(b)            Maintenance of Office or Agency. Maintain an office or agency (which may be an office of the Trustee, Transfer Agent and Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and where, at any time when the Issuer is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer.

(c)            Compliance with Laws, Etc. Comply in all material respects with all applicable Laws.

(d)            Preservation of Existence. Preserve and maintain its existence rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.

(e)            [Reserved.]

(f)            [Reserved.]

(g)            Reporting Requirements of The Issuer. Until the Indenture Termination Date, furnish to the Trustee:

(i)            Financial Statements.

(A)            as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Consolidated Parent, a balance sheet of Consolidated Parent as of the end of such year and statements of income and retained earnings and of source and application of funds of Consolidated Parent, for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification by Ernst and Young or other nationally recognized independent public accountants acceptable to the Trustee, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of Consolidated Parent, which audit was conducted in accordance with GAAP (as then in effect), such accounting firm has obtained no knowledge that an Event of Default or Default has occurred and is continuing, or if, in the opinion of such accounting firm, such an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof; and

(B)            as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of Consolidated Parent, certified by a Responsible Officer of Consolidated Parent (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by a Conn Officer’s Certificate to the effect that no Event of Default or Default has occurred and is continuing.

For so long as Consolidated Parent is subject to the reporting requirements of Section 13(a) of the Exchange Act, its filing of the annual and quarterly reports required under the Exchange Act, on a timely basis, shall be deemed compliance with this Section 8.2(g)(i).

(ii)            Notice of Default or Event of Default. Immediately, and in any event within one (1) Business Day after the Issuer obtains knowledge of the occurrence of each Default or Event of Default, a statement of a Responsible Officer of the Issuer setting forth details of such Default or Event of Default and the action which the Issuer proposes to take with respect thereto;

(iii)            [Reserved];

(iv)            ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any reportable event as defined in Section 4043 of ERISA (other than an event for which the 30-day notice period is waived) with respect to a Pension Plan which either (i) the Issuer, Seller, an Originator, Servicer or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or (ii) the Issuer, Seller, an Originator, Servicer or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor. The Issuer shall give the Trustee and each Noteholder prompt written notice of any event that could reasonably be expected to result in the imposition of a Lien on the Receivables under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA; and

(v)            If a Responsible Officer of the Issuer shall have actual knowledge of the occurrence of a Servicer Default, notice thereof to the Trustee and the Rating Agency, which notice shall specify the action, if any, the Issuer is taking in respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure, including any action reasonably requested by the Trustee.

(h)            Use of Proceeds. Use the proceeds of the Notes solely in connection with the acquisition of the Receivables Trust Certificate and the funding of the Reserve Account.

(i)            Protection of Receivables Trust Estate. At its expense, perform all acts and execute all documents reasonably requested by the Trustee at any time to evidence, perfect, maintain and enforce the title or the security interest of the Trustee in the Receivables Trust Estate and the priority thereof. The Issuer will, at the reasonable request of the Trustee, prepare, deliver and authorize the filing of financing statements relating to or covering the Receivables Trust Estate sold to the Issuer and subsequently conveyed to the Trustee.

(j)            Inspection of Records. Permit the Trustee or its duly authorized representatives, attorneys or auditors to examine all the books of account, records, reports, and other papers of such Receivables Trust Estate, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.

(k)            Furnishing of Information. Provide such cooperation, information and assistance, and prepare and supply the Trustee with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by the Issuer and Servicer of their respective obligations under the Transaction Documents, as may be reasonably requested by the Trustee from time to time.

(l)            Accounts. Not maintain any bank accounts other than the Trust Accounts. Except as set forth in the Servicing Agreement the Issuer shall not make, nor will it permit the Seller or Servicer to make, any change in its instructions to Obligors regarding payments to be made to the Post Office Box. The Issuer shall not add any additional Trust Accounts unless the Trustee shall have consented thereto and received a copy of any documentation with respect thereto. The Issuer shall not terminate any Trust Accounts or close any Trust Accounts unless the Trustee shall have received at least thirty (30) days prior written notice of such termination and shall have consented thereto.

(m)            [Reserved].

(n)            Collections Received. Hold in trust, and immediately (but in any event no later than two (2) Business Days following its receipt and identification thereof) transfer to the Servicer for deposit into the Collection Account (subject to Section 5.4(a)) all Collections, if any, received from time to time by the Issuer.

(o)            Enforcement of Transaction Documents. Use its best efforts to enforce all rights held by it under any of the Transaction Documents, shall not amend, supplement or otherwise modify any of the Transaction Documents and shall not waive any breach of any covenant contained thereunder without the prior written consent of the Required Noteholders for each Series. The Issuer shall take all actions reasonably requested by the Trustee to enforce the Issuer’s rights and remedies under the Transaction Documents. The Issuer agrees that it will not waive timely performance or observance by the Servicer or the Seller of their respective duties under the Transaction Documents if the effect thereof would adversely affect any of the Secured Parties.

(p)            Separate Legal Entity. The Issuer hereby acknowledges that the Trustee and the Noteholders are entering into the transactions contemplated by this Base Indenture and the other Transaction Documents in reliance upon the Issuer’s identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, the Issuer shall take all reasonable steps to continue the Issuer’s identity as a separate legal entity and to make it apparent to third Persons that the Issuer is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth herein, the Issuer shall take such actions as shall be required in order that:

(i)            have its own business office (which, however, may be within the premises of the Member) at which will be maintained its own separate limited liability company books and records;

(ii)            observe all requirements of the Act, the Certificate of Formation and this Indenture;

(iii)            compensate all consultants and agents directly, from its own bank account, for services provided to it by such consultants and agents and pay its own liabilities and expenses only out of its own funds;

(iv)            pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business obligations;

(v)            readily identify and allocate any sharing of overhead expenses between the Company and the Member;

(vi)            preserve its limited liability company form and hold itself out to the public and all other Persons as a separate legal entity separate and distinct from the Member and all other Persons;

(vii)            strictly observe and maintain separate financial records and separate financial statements which are and will continue to be maintained to reflect its assets and liabilities which will be subject to audit by independent public accountants;

(viii)            declare and pay all dividends in accordance with law, the provisions of its organic documents, and the provisions of the Securitization Documents;

(ix)            maintain its assets and liabilities in such a manner that its individual assets and liabilities can be readily and inexpensively identified from those of the Member or any other Person, including any other subsidiary or Affiliate of the Member;

(x)            maintain its own bank accounts and books of account and records separate from the Member or any other subsidiary or Affiliate of the Member or any other Person;

(xi)            avoid commingling or pooling of its funds or other assets or liabilities with those of the Member or any other subsidiary or Affiliate of the Member or any other Person, except with respect to the temporary commingling of collections and except with respect to the Member’s retention of certain books and records of the Company and except to the extent that the provisions of the Securitization Documents permit such commingling;

(xii)            properly reflect in its financial records all monetary transactions between it and the Member or any other subsidiary or Affiliate of the Member or any other Person;

(xiii)            file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing or a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(xiv)            maintain an arm’s length relationship with its Affiliates and the Member and correct any known misunderstanding regarding its separate identity;

(xv)            not hold out its credit or assets as being available to satisfy the obligations of others;

(xvi)            use separate stationery and checks bearing its own name and conduct its own business in its own name;

(xvii)            except as contemplated by the Securitization Documents, not pledge its assets for the benefit of, or make any loans or advances to, any other Person;

(xviii)            maintain adequate capital in light of its contemplated business purpose, transactions and liabilities, provided, however, the foregoing shall not require the Member to make any additional capital contributions to the Company; and

(xix)            cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

(q)            [Reserved].

(r)            Servicer’s Obligations. Cause the Servicer to comply with the terms of the Servicer Transaction Documents, including without limitation, Section 2.02(c) and Sections 2.11 and 2.12 of the Servicing Agreement, and otherwise enforce the terms of the Servicing Agreement and the other Servicer Transaction Documents applicable to it.

(s)            Income Tax Characterization. For purposes of federal income, state and local income and franchise and any other income taxes, unless otherwise required by the relevant governmental authority, the Issuer will treat the Notes (other than as set forth in any Series Supplement) as indebtedness.

Section 8.3. Negative Covenants. So long as any Notes are outstanding, the Issuer shall not, unless the Required Noteholders of each Series shall otherwise consent in writing:

(a)            Sales, Liens, Etc. Except pursuant to, or as contemplated by, the Transaction Documents, the Issuer shall not sell, transfer, exchange, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or, for a period in excess of thirty (30) days, involuntarily any Adverse Claims upon or with respect to any of its assets, including, without limitation, the Receivables Trust Estate, any interest therein or any right to receive any amount from or in respect thereof, unless directed to do so by the Trustee.

(b)            Claims, Deductions. Claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Receivables Trust Estate; or

(c)            Mergers, Acquisitions, Sales, Subsidiaries, etc. The Issuer shall not:

(i)            be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Indenture or the other Transaction Documents;

(ii)            make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments or pursuant to the Transaction Documents;

(iii)            invest or cause to be invested in any securities or instruments unless the ownership (and acquisition) of such obligations would not cause the Issuer to be treated as engaged in a U.S. trade or business or otherwise subject to net income taxation in the United States;

(iv)            create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; or

(v)            enter into any transaction with any Affiliate except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to the Issuer than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

(d)            Change in Business Policy. The Issuer shall not make any change in the character of its business which would impair in any material respect the collectibility of the Receivables Trust Estate.

(e)            Other Debt. Except as provided for herein, the Issuer shall not create, incur, assume or suffer to exist any Indebtedness whether current or funded, other than (i) the Notes, (ii) Indebtedness of the Issuer representing fees, expenses and indemnities arising hereunder or under the Purchase and Sale Agreement for the purchase price of the Receivables Trust Certificate under the Purchase and Sale Agreement and (iii) other Indebtedness permitted pursuant to Section 8.3(h).

(f)            Certificate of Formation and Limited Liability Company Agreement. The Issuer shall not amend its certificate of formation or limited liability company agreement unless it shall have received an Opinion of Counsel or Conn Officer’s Certificate to the effect that any such amendment would not have a material adverse effect on Noteholders.

(g)            Financing Statements. The Issuer shall not authorize the filing of any financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to the Receivables Trust Estate other than the financing statements authorized and filed in connection with and pursuant to the Transaction Documents.

(h)            Business Restrictions. The Issuer shall not (i) engage in any business or transactions, or be a party to any documents, agreements or instruments, other than the Transaction Documents or those incidental to the purposes thereof, or (ii) make any expenditure for any assets (other than the Receivables Trust Estate) if such expenditure, when added to other such expenditures made during the same calendar year would, in the aggregate, exceed Ten Thousand Dollars ($10,000); provided, however, that the foregoing will not restrict the Issuer’s ability to pay servicing compensation as provided herein and, so long as no Default or Event of Default shall have occurred and be continuing, the Issuer’s ability to pay other payments or distributions legally made to the Issuer’s equity owners.

(i)            ERISA Matters.

(i)            To the extent applicable, the Issuer, Seller, an Originator or initial Servicer will not (A) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) with respect to any Benefit Plan for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (B) fail to make, or permit any of its ERISA Affiliates to fail to make, any payments to any Multiemployer Plan that the Issuer, Seller, an Originator, initial Servicer or any of their respective ERISA Affiliates is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (C) terminate, or permit any of its ERISA Affiliates to terminate, any Pension Plan so as to result in any liability to Issuer, initial Servicer, Seller, an Originator or any of their ERISA Affiliates; or (D) permit to exist any occurrence of any reportable event described in Title IV of ERISA, if such prohibited transactions, failures to make payment, terminations and reportable events described in clauses (A), (B), (C) and (D) above would in the aggregate have a Material Adverse Effect.

(ii)            The Issuer will not permit to exist any failure to satisfy the minimum funding standard (as described in Section 302 of ERISA and Section 412 of the Code) sufficient to give rise to a Lien under Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Pension Plan.

(iii)            The Issuer, Seller, initial Servicer, or any Originator will not cause or permit any of their respective ERISA Affiliates to cause or permit the occurrence of an ERISA Event with respect to Pension Plans that could result in a Material Adverse Effect.

(j)            Name; Principal Office. The Issuer will not change its name, its jurisdiction of organization or the location of its chief executive office or principal place of business (within the meaning of the applicable UCC) without prior written notice to the Trustee sufficient to allow the Trustee to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Trustee in the Receivables Trust Estate pursuant to this Indenture. The Issuer further agrees that it will not become or seek to become organized under the Laws of more than one jurisdiction. In the event that the Issuer desires to so change its jurisdiction of organization or its office or change its name, the Issuer will make any required filings and prior to actually making such change the Issuer will deliver to the Trustee (i) a Conn Officers’ Certificate and (except with respect to a change of the location of the Issuer’s chief executive office or principal place of business to a new location in the same county) an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee in the Receivables Trust Estate in respect of such change and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.4. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments, furnish such other information and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 8.5. Appointment of Successor Servicer. If the Trustee has given notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 2.01 of the Servicing Agreement, as promptly as possible thereafter, the Trustee shall appoint a successor servicer in accordance with Section 2.01 of the Servicing Agreement.

ARTICLE 9.

[RESERVED]

ARTICLE 10.

REMEDIES

Section 10.1. Events of Default. Unless otherwise specified in a Series Supplement, an “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            default in the payment of any interest on the Controlling Class when the same becomes due and payable, and such default shall continue (and shall not have been waived by the Required Noteholders of such Series) for a period of five (5) Business Days after receipt of notice thereof from the Trustee;

(ii)            default in the payment of the principal of or any installment of the principal of any Class of Series 2022-A Notes when the same becomes due and payable on the related Legal Final Payment Date;

(iii)            the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Receivables Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Receivables Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

(iv)            the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such Law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Receivables Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

Section 10.2. Rights of the Trustee Upon Events of Default.

(a)            If and whenever an Event of Default (other than in clause (iii) and (iv) of Section 10.1) shall have occurred and is continuing, the Trustee may and, at the written direction of the Required Noteholders, shall cause the principal amount of all Notes of all Series outstanding to be immediately due and payable at par, together with interest thereon. If an Event of Default with respect to the Issuer specified in clause (iii) and (iv) of Section 10.1 shall occur, all unpaid principal of and accrued interest, if applicable, on all the Notes of all Series outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If an Event of Default shall have occurred and be continuing, the Trustee may exercise from time to time any rights and remedies available to it under applicable Law and Section 10.4. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of the Issuer Obligations and shall be applied as provided in Article 5 hereof. If so specified in the applicable Series Supplement, the Trustee may agree to limit its exercise of rights and remedies available to it as a result of the occurrence of an Event of Default to the extent set forth therein.

(b)            If an Event of Default shall have occurred and be continuing, then at any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 10 provided, the Required Noteholders of a Series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)            the Issuer has paid to or deposited with the Trustee a sum sufficient to pay

(A)            all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)            all sums paid by the Trustee hereunder and the reasonable compensation, expenses, disbursements of the Trustee and its agents and counsel; and

(ii)            all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 10.6.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

(c)            Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable Law with respect to the Receivables Trust Estate, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

Section 10.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)            The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) days, or (ii) default is made in the payment of the principal of any Note when the same becomes due and payable on the Legal Final Payment Date, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b)            If an Event of Default occurs and is continuing, the Trustee may (in its discretion) and, at the written direction of the Required Noteholders of a Series, shall proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by Law; provided, however, that the Trustee shall sell or otherwise liquidate the Receivables Trust Estate or any portion thereof only in accordance with Section 10.4(d).

(c)            In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture), the Trustee shall be held to represent all the Secured Parties, and it shall not be necessary to make any such Person a party to any such Proceedings.

(d)            In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Receivables Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)            to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Secured Parties allowed in such Proceedings;

(ii)            unless prohibited by applicable Law, to vote on behalf of the Secured Parties in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties and of the Trustee on their behalf; and

(iv)            to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Secured Parties allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Secured Parties to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Secured Parties, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence, bad faith or willful misconduct.

(e)            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Secured Party or to authorize the Trustee to vote in respect of the claim of any Secured Party in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)            All rights of action and of asserting claims under this Indenture or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceedings relative thereto, and any such action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the Secured Parties.

Section 10.4. Remedies. If an Event of Default shall have occurred and be continuing, the Trustee may and, at the written direction of the Required Noteholders of a Series, shall do one or more of the following:

(a)            institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable under the Transaction Documents, enforce any judgment obtained, and collect from the Issuer and any other obligor under the Transaction Documents moneys adjudged due;

(b)            institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Receivables Trust Estate;

(c)            subject to the limitations set forth in clause (d) below, exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Secured Parties; and

(d)            sell the Receivables Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by Law; provided, however, that the Trustee may not sell or otherwise liquidate the Receivables Trust Estate following an Event of Default unless:

(i)            the Holders of 100% of the outstanding Notes direct such sale and liquidation,

(ii)            the proceeds of such sale or liquidation distributable to the Noteholders of each Series are sufficient to discharge in full all amounts then due and unpaid with respect to all outstanding Notes for principal and interest and any other amounts due Noteholders, or

(iii)            the Trustee determines that the proceeds of the Receivables Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on all outstanding Notes as such amounts would have become due if such Notes had not been declared due and payable and the Required Noteholders of a Series direct such sale and liquidation.

In determining such sufficiency or insufficiency with respect to clauses (d)(ii) and (d)(iii), the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Receivables Trust Estate for such purpose.

The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by Law.

Section 10.5. [Reserved].

Section 10.6. Waiver of Past Events. If an Event of Default shall have occurred and be continuing, prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 10.2(a), the Required Noteholders of a Series may waive any past Default or Event of Default and its consequences except a Default in payment of principal (or premium, if any) of any of the Notes. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 10.7. Limitation on Suits. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Base Indenture and related Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)            such Noteholder previously has given written notice to the Trustee of a continuing Event of Default;

(ii)            the Holders of not less than 25% of the outstanding principal amount of all Notes of all affected Series have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(iii)            such Noteholder has offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)            the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)            no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Required Noteholders;

it being understood and intended that no one or more Noteholder shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

Notwithstanding any provision of this Base Indenture or any Series Supplement to the contrary, in the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Secured Parties, each representing less than the Required Noteholders of all Series, the Trustee shall proceed in accordance with the request of the greater majority of the outstanding principal amount of the Notes of all Series, as determined by reference to such requests.

Section 10.8. Unconditional Rights of Holders to Receive Payment; Withholding Taxes.

(a)            Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal and interest, if any, on the Note, on or after the respective due dates expressed in the Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

(b)            The Paying Agent shall (or if the Trustee is not the Paying Agent, the Trustee shall cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall) comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Noteholders or the Issuer and otherwise comply with the provisions of this Indenture applicable to it. The right of any Noteholder to receive interest, principal or distribution on any Note and any right of the Issuer to receive payment pursuant to this Indenture shall be subject to any applicable withholding or deduction imposed pursuant to the Code or other applicable tax law, including foreign withholding and deduction. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder or the Issuer, as applicable. With respect to any amounts payable thereto under this Indenture, each Noteholder and the Issuer shall deliver to the Paying Agent such tax forms or other documents requested by the Paying Agent as shall be prescribed by the Code or other applicable law at such time or times reasonably required by the Paying Agent, including, without limitation, such tax forms or other documents, as applicable (x) to demonstrate that payments to such Noteholder or the Issuer under this Indenture are exempt from any United States withholding tax imposed pursuant to the Code, including, without limitation, under FATCA, or (y) to allow the Paying Agent to determine the amount to deduct or withhold (and to allow the Paying Agent to so deduct or withhold) pursuant to the Code, including, without limitation, under FATCA, from a payment to be made pursuant to this Indenture, and further agrees to complete and to deliver to the Paying Agent from time to time, any successor or additional forms required by the Internal Revenue Service or reasonably requested by the Paying Agent in order to secure an exemption from, or reduction in the rate of, United States withholding tax imposed pursuant to the Code, including, without limitation, under FATCA.

Section 10.9. Restoration of Rights and Remedies. If any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 10.10. The Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial Proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial Proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.6 out of the estate in any such Proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, notes and other properties which the Noteholders may be entitled to receive in such Proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.

Section 10.11. Priorities. Following the declaration of an Event of Default pursuant to Section 9.1 or 10.2, all amounts in any Payment Account, including any money or property collected pursuant to Section 10.4 (after deducting the reasonable costs and expenses of such collection), shall be applied by the Trustee on the related Payment Date in accordance with the provisions of Article 5 and the applicable Series Supplement.

Section 10.12. Undertaking for Costs. All parties to this Indenture agree, and each Secured Party shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the aggregate outstanding principal balance of the Notes on the date of the filing of such action or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 10.13. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Secured Parties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 10.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or any Secured Party to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article 10 or by Law to the Trustee or to the Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Secured Parties, as the case may be.

Section 10.15. Control by Noteholders. Subject to the last sentence of Section 10.7, the Required Noteholders of a Series shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes of such Series or exercising any trust or power conferred on the Trustee, including but not limited to the right of the Trustee to determine whether to deliver a “control notice” pursuant to the Intercreditor Agreement; provided that:

(i)            such direction shall not be in conflict with any Law or with this Indenture;

(ii)            subject to the express terms of Section 10.4, any direction to the Trustee to sell or liquidate the Receivables Trust Estate shall be by the Holders of Notes representing not less than 100% of the aggregate outstanding principal balance of all the Notes of all Series;

(iii)            the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(iv)            the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 11.1, the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 10.16. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such Law had been enacted.

Section 10.17. Action on Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Trustee or the Secured Parties shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Receivables Trust Estate or upon any of the assets of the Issuer.

Section 10.18. Performance and Enforcement of Certain Obligations.

(a)            Promptly following a request from the Trustee to do so the Issuer agrees to take all such lawful action as the Trustee may reasonably request to compel or secure the performance and observance by the Seller, the Parent and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transaction Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transaction Documents to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Seller, the Parent or the Servicer thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Seller, the Parent or the Servicer of each of their obligations under the Transaction Documents.

(b)            If an Event of Default has occurred and is continuing, the Trustee may, and, at the written direction of the Required Noteholders of a Series shall, subject to Section 10.2(b), exercise all rights, remedies, powers, privileges and claims of the Issuer against the Receivables Trust, the Seller, the Parent or the Servicer under or in connection with the Transaction Documents, including the right or power to take any action to compel or secure performance or observance by the Receivables Trust, the Seller, the Parent or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transaction Documents, and any right of the Issuer to take such action shall be suspended.

Section 10.19. Reassignment of Surplus. Promptly after termination of this Indenture and the payment in full of the Issuer Obligations, any proceeds of the Receivables Trust Estate received or held by the Trustee shall be turned over to the Issuer and the assets in the Receivables Trust Estate shall be released to the Issuer by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.

ARTICLE 11.

THE TRUSTEE

Section 11.1. Duties of the Trustee.

(a)            If an Event of Default has occurred and is continuing, and of which a Trust Officer of the Trustee has actual knowledge or received written notice, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default of which a Trust Officer has not received written notice; and provided, further that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.

(b)            Except during the occurrence and continuance of an Event of Default:

(i)            the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied duties (including fiduciary duties), covenants or obligations shall be read into this Indenture or into any other Transaction Document against the Trustee;

(ii)            in the absence of negligence and bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon documents, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such documents, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the documents, certificates and opinions to determine whether or not they conform to the requirements of this Indenture and, if applicable, the Transaction Documents to which the Trustee is a party, provided, further, that the Trustee shall not be responsible for the accuracy or content of any of the aforementioned documents, certificates or opinions and the Trustee shall have no obligation to verify or recompute any numeral information provided to it pursuant to the Transaction Documents.

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or for the breach of the express terms of the Indenture caused by its own negligence, willful misconduct or bad faith, except that:

(i)            this clause does not limit the effect of clause (b) of this Section 11.1;

(ii)            the Trustee shall not be personally liable for any error of judgment made in good faith by a Trust Officer or Trust Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Indenture, including Section 10.15;

(iv)            the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a)-(h) of Section 2.06 of the Servicing Agreement and the items referred to in the definition of “Monthly Remittance Condition” unless a Trust Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Notes evidencing not less than 10% of the aggregate outstanding principal balance of the Notes of any Series adversely affected thereby.

(d)            Notwithstanding anything to the contrary contained in this Indenture or any of the Transaction Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if there is reasonable ground (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds or indemnity reasonably satisfactory to the Trustee against such risk is not reasonably assured (as determined by the Trustee in its sole discretion) to it by the security afforded to it by the terms of this Indenture.

(e)            Every provision of this Indenture or any other Transaction Document relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA (if this Indenture is required to be qualified under the TIA).

(f)            The Trustee shall, and hereby agrees that it will, perform all of the express obligations and duties required of it in the Servicing Agreement.

(g)            Except for actions expressly authorized by this Indenture, the Trustee shall take no action reasonably likely to impair the interests of the Issuer in any asset of the Receivables Trust Estate now existing or hereafter created or to impair the value of any asset of the Receivables Trust Estate now existing or hereafter created.

(h)            Except as provided in this Section 11.1(h), the Trustee shall have no power to vary the corpus of the Receivables Trust Estate including, without limitation, the power to (i) accept any substitute obligation for an asset of the Receivables Trust Estate assigned by the Issuer under the Granting Clause except for actions expressly authorized by this Indenture or (ii) release any assets from the Receivables Trust Estate, except in each case as permitted or contemplated by the Transaction Documents permitted under Sections 5.8, 10.19, 12.1, 15.1 or Article 5 and Section 2.03 or Section 2.04 of the Servicing Agreement.

(i)            Subject to Section 11.2(k), the Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they substantially conform on their face to the requirements of this Indenture, to the extent this Indenture specifically sets forth any requirements for any such resolutions, certificates, statements, opinions, reports, documents, orders or other instruments and requires such requirements to be confirmed by the Trustee.

(j)            Without limiting the generality of this Section 11.1 and subject to the other provisions of this Indenture, the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof or to see to the validity, perfection, continuation, or value of any lien or security interest created herein or to monitor the status of any such lien or security interest or the performance of any collateral, (ii) to see to the payment or discharge of any tax, assessment or other governmental Lien owing with respect to, assessed or levied against any part of the Issuer, (iii) to confirm, verify or review (unless expressly required by the terms of this Indenture or any other Transaction Document to which the Trustee is a party) the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture or any other Transaction Document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, (iv) to determine whether any Receivables is an Eligible Receivable or to inspect the Receivables Trust Certificate or the Receivables at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, the Receivables Trust’s, the Seller’s, the Parent’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of the Receivable Files under the Servicer Transaction Documents or (v) to determine when a Purchase Event occurs.

(k)            Subject to Section 11.1(d), in the event that the Paying Agent or the Transfer Agent and Registrar (if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(l)            No provision of this Indenture or any other Transaction Document shall be construed to require the Trustee to perform, or accept any responsibility for the performance of, the obligations of the Servicer hereunder or under any other Transaction Document or any Person other than itself under any Transaction Document.

(m)            Subject to Section 11.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by Law or the Transaction Documents.

(n)            Except as otherwise required or permitted by the TIA (if this Indenture is required to be qualified under the TIA), nothing contained herein shall be deemed to authorize the Trustee to engage in any business operations or any activities other than those set forth in this Indenture. Specifically, the Trustee shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Receivables Trust Estate under this Indenture or otherwise vary the assets held by the Issuer. Similarly, the Trustee shall have no discretionary duties, except as otherwise required or permitted by the TIA (if this Indenture is required to be qualified under the TIA), provided, that the Trustee shall perform those ministerial acts set forth above necessary to accomplish the purpose of this Indenture.

(o)            Notwithstanding any provision of this Indenture or any other Transaction Document to the contrary, the Trustee shall not be required to take action (including the sending of any notice) upon, or be deemed to have notice or knowledge of, any Default, Event of Default, event or information unless a Trust Officer of the Trustee shall have received written notice thereof. In the absence of a Trust Officer’s receipt of such notice, the Trustee shall have no duty to take any action to determine whether any such event, Default or Event of Default has occurred and may conclusively assume that no such event, Default or Event of Default has occurred.

(p)            Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage regardless of the form of action.

(q)            The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Servicer and/or a specified percentage of Noteholders under circumstances in which such direction is required or permitted by the terms of this Base Indenture, a Series Supplement or other Transaction Document.

(r)            The Trustee agrees to provide the Issuer with prompt written notice of any written repurchase demand it receives with respect to the Receivables underlying the Receivables Trust Certificate and to cooperate in good faith with any reasonable written request by the Issuer for information in the possession of the Trustee which is required in order to enable the Issuer to comply with the provisions of Rule 15Ga-1 under the Exchange Act as it relates to the Trustee or to the Trustee’s obligations under the Transaction Documents; provided that with respect to Rule 15Ga-1, only information in its possession need be provided, and the Trustee shall not be deemed a “securitizer” under the Exchange Act.

(s)            The enumeration of any discretion, permissive right, privilege or power herein or in any other Transaction Document available to the Trustee shall not be construed to be the imposition of a duty, unless and except to the extent expressly set forth herein.

(t)            Each of the Trustee’s services hereunder shall be conducted through the Corporate Trust Services division of Computershare Trust Company, National Association (including, as applicable, any agents or affiliates utilized thereby).

Section 11.2. Rights of the Trustee. Except as otherwise provided by Section 11.1:

(a)            The Trustee may conclusively rely on and shall be protected in acting upon or refraining from acting upon and in accord with, without any duty to verify or review (unless expressly required by the terms of this Indenture or any other Transaction Document to which the Trustee is a party) the contents or recompute any calculations therein, any document (whether in its original or facsimile form), including the Monthly Servicer Report, the annual Servicer’s certificate, the monthly payment instructions and notification to the Trustee, the Monthly Noteholders’ Statement, any resolution, Conn Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion (including any Opinion of Counsel), report, notice, request, consent, order, appraisal, bond or other paper or document, believed by it to be genuine and to have been signed by or presented by the proper Person. Subject to Section 11.1, the Trustee need not investigate any fact or matter stated in any such document.

(b)            Before the Trustee acts or refrains from acting, the Trustee may, at the reasonable expense of the Issuer require a Conn Officer’s Certificate or consult with counsel of its selection and the Conn Officer’s Certificate or the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, Affiliates, custodians and nominees and the Trustee shall not be liable for any action or inaction, misconduct or negligence on the part of, or for the supervision of, any such agent or attorneys, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith or a breach of the express terms of this Indenture caused by its own negligence, willful misconduct or bad faith.

(e)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture or any Series Supplement or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Base Indenture or any Series Supplement or any other Transaction Document, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein or therein shall, however, relieve the Trustee of the obligations, upon receipt by a Trust Officer of written notice of the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Base Indenture or any Series Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(f)            The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate (including any Conn Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), report, notice, request, consent, order, approval, bond or other paper or document (including, the Monthly Servicer’s Report, the annual Servicer’s certificate, the monthly payment instructions and notification to the Trustee or the Monthly Noteholders’ Statement), unless requested in writing so to do by the Holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of Notes of any Series which could be materially adversely affected if the Trustee does not perform such acts, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured (as determined by the Trustee in its sole discretion) to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred thereby as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Trustee, shall be reimbursed by the Person making such request upon demand.

(g)            The Trustee shall have no liability for the selection of Permitted Investments and shall not be liable for any losses (including, without limitation, any loss of principal or interest) or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct or negligence. The Trustee shall have no obligation to invest or reinvest any amounts except as provided in this Indenture and as directed by the Issuer (or the initial Servicer on its behalf). Notwithstanding the foregoing, if the initial Servicer is removed or replaced, the selected Permitted Investment for investment or reinvestment as provided in this Indenture shall be as in effect on the date of such removal or replacement. In the absence of written instructions received by the Trustee in accordance with the second sentence of this paragraph, all amounts held in the Trust Accounts shall remain uninvested and the Trustee shall not be required to pay, or be liable for, any interest or earnings on such amounts, unless and until the Trustee receives written instruction in accordance with the second sentence of this paragraph. Unless specifically otherwise provided in this Indenture, any earnings on investments of the funds in any Trust Account shall become part of such Trust Account, and shall be disbursed from such Trust Account as and when set forth in this Indenture, and the parties hereto understand and agree that the Trustee and its Affiliates may provide various services with respect to Permitted Investments and may be paid fees for such services. Similarly, the parties hereto understand and agree that proceeds of the sale of Permitted Investments will be delivered on the Business Day on which the appropriate instructions are received by the Trustee if received prior to the deadline for same day sale of such Permitted Investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding Business Day. The parties hereto acknowledge that the Trustee is not providing investment supervision, recommendations or advice. The Issuer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Permitted Investments or the Trustee’s receipt of a broker’s confirmation. The Issuer agrees that such notifications shall not be provided by the Trustee hereunder, and the Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available for any account if no activity has occurred in such account during such period.

(h)            The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)            Except as may be required by Sections 11.1(b)(ii), 11.1(i), 11.2(a) and 11.2(f), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables Trust Estate for the purpose of establishing the presence or absence of defects, the compliance by the Seller, the Parent or the Servicer with their respective representations and warranties or for any other purpose; and shall not be required to provide any notice of any breach of a representation or warranty unless a Trust Officer of the Trustee has received written notice thereof.

(k)            Without limiting the generality of this Section, the Trustee shall have no duty (i) to see to any recording or filing of, or for the preparation, correctness or accuracy of, any financing statement or continuation statement evidencing a security interest in the Receivables, or to see to the maintenance of any such recording or filing or to any rerecording, refiling or redepositing of any thereof, (ii) to confirm or verify the contents of any reports or certificates of the Servicer or the Issuer delivered to the Trustee pursuant to this Indenture or the other Transaction Documents believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties or (iii) to inspect the Receivables at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Receivables.

(l)            The Trustee shall not be responsible to any Person for (i) the value, validity, effectiveness, genuineness, enforceability (other than as to the Trustee with respect to this Indenture) or sufficiency of this Indenture or any other document referred to or provided for herein or therein or, except as may otherwise be required by law, of the Receivables Trust Estate held by the Trustee hereunder, or (ii) the existence, validity, perfection, priority or enforceability of the Liens in any of the Receivables Trust Estate, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee), the validity of the title to the Receivables Trust Estate, insuring the Receivables Trust Estate or the payment of taxes, charges, assessments or Liens upon the Receivables Trust Estate.

(m)            Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Indenture or any other Transaction Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Indenture or any other Transaction Document, or is, or appears to be, in conflict with any other applicable provision, or is silent or is incomplete as to the course of action to be adopted, the Trustee may give notice to the Holders and request written direction therefrom, as to the course of action to be adopted and, to the extent the Trustee acts in good faith in accordance with the written direction of the Required Noteholders (or, if applicable, the Required Noteholders) of any one or more applicable Series, the Trustee shall not be liable on account of such action. If the Trustee shall not have received appropriate written direction within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice), it may, but will be under no duty to, take or refrain from taking such action, not inconsistent with this Indenture, as it deems to be in the best interests of the Holders, and the Trustee shall not have any liability to the Issuer, the Holders or any other Person for such action or inaction.

(n)            Without limiting any other provision of this Indenture or any other Transaction Document, the Trustee shall not be charged with any knowledge held by or imputed to any of the Holders, the Issuer, the Servicer or any other Person.

(o)            The Trustee shall not be liable for any delays in performance for causes beyond its control, including, but not limited to, any provision of any present or future law or regulation or act of any governmental authority, act of God, natural disaster, fire, flood, disease, epidemic, pandemic, quarantine, national emergency, unusually severe weather, strike, war, terrorism, civil unrest, labor dispute, restriction by civil or military authority in their sovereign or contractual capacities, transportation failure, power line or other utility failures or interruptions, computer or software failure, malware or ransomware attack, communications systems failure, the unavailability of Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, unavailability of any securities clearing system, inability to obtain labor, shelter-in-place orders or any similar directive guidance or policy or any other force majeure event. In the event of any such delay, performance shall be extended for so long as such period of delay.

(p)            The Trustee shall not be liable for the actions, omissions, default or misconduct of any other party hereto, or of any other Person, in connection with this Indenture or otherwise, and shall not be responsible for monitoring or supervising (and may assume that such other parties have performed their obligations absent written notice or actual knowledge of a Trust Officer of the Trustee to the contrary), or for any act or omission of, the Servicer, the Depositor, the Seller, the Issuer, the Back-up Servicer, or any other Person unless such monitoring or supervision is expressly required to be performed by the Trustee pursuant to the Transaction Documents to which the Trustee is a party.

(q)            Each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, any Holder agrees that the Trustee in any capacity (x) has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the consummation, funding and ongoing administration of this Indenture, including, but not limited to, income, gift and estate tax issues, and the initial and ongoing selection and monitoring of financing arrangements, (y) has not made any investigation as to the accuracy of any representations, warranties or other obligations of any Person under any Transaction Document (other than the Trustee’s representations and warranties set forth in Section 11.16) and shall have no liability in connection therewith, including any liability for the enforcement thereof (except for any enforcement obligations of the Trustee expressly set forth in the Transaction Documents) and (z) the Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document or in any other document issued or delivered in connection with the sale or transfer of the Notes other than the statements set forth under the heading “THE TRUSTEE” in the Offering Memorandum.

(r)            The Trustee shall have no notice of and shall not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Indenture unless the Trustee is or has become a signatory party to that document or agreement in such capacity. The delivery or availability of reports or documents (including news or other publically available reports or documents) or any reports delivered to the Trustee for which the Trustee has no duty, obligation or requirement to review or consider shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents.

(s)            Nothing in this Indenture or any other Transaction Document shall be deemed to obligate the Trustee to deliver any instruments, documents or any other property referred to herein or therein, unless the same or the components thereof shall have first been received by the Trustee pursuant to this Indenture.

(t)            The Trustee shall not be required to take any action hereunder or pursuant to any written instruction, direction or request delivered in accordance with the provisions hereof if the Trustee shall have been advised by counsel or it shall otherwise have reasonably determined that such action is likely to result in liability on the part of the Trustee (unless the Trustee has been sufficiently indemnified in its reasonable judgment), is contrary to the terms hereof or is otherwise contrary to law.

Section 11.3. Trustee Not Liable for Recitals in Notes. The Trustee assumes no responsibility for the correctness of the recitals contained in this Indenture, in any other Transaction Document and in the Notes (other than the signature and authentication of the Trustee on the Notes). Except as set forth in Section 11.16, the Trustee makes no representations as to the enforceability, validity or sufficiency of this Indenture or of the Notes (other than the signature and authentication of the Trustee on the Notes) or of any asset of the Receivables Trust Estate or related document. The Trustee shall not be accountable for the use or application by the Depositor, the Issuer or the Seller of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Depositor, the Seller or to the Issuer in respect of the Receivables Trust Estate or deposited in or withdrawn from the Collection Account, the Reserve Account, any Payment Account or any Series Account by the Servicer.

Section 11.4. Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Paying Agent, Transfer Agent and Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 11.9 and 11.11.

Section 11.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer of the Trustee receives written notice or has actual knowledge thereof, the Trustee shall promptly provide, with respect to any Event of Default, the Issuer (who shall promptly provide to the Rating Agency) and each Noteholder (and in any event within three (3) Business Days) after such actual knowledge or notice occurs, to the extent possible by email or facsimile, and, otherwise, by first class mail at their respective addresses appearing in the Note Register.

Section 11.6. Compensation.

(a)            To the extent not otherwise paid pursuant to the terms of the Indenture, the Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of Law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, the Issuer will pay or reimburse the Trustee (except as provided in Section 10.10, without reimbursement from the Collection Account, any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances (including legal fees and costs and costs of persons not regularly employed by the Trustee) incurred or made by the Trustee in accordance with any of the provisions of this Indenture except any such expense, disbursement or advance as may arise from its own willful misconduct, negligence or bad faith or breach of the express terms of this Indenture caused by its own negligence, willful misconduct or bad faith.

(b)            The obligations of the Issuer under this Section 11.6 shall survive the termination and assignment of this Base Indenture and the resignation or removal of the Trustee.

Section 11.7. Replacement of the Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 11.7.

(b)            The Trustee may, after giving sixty (60) days prior written notice to the Issuer and the Servicer, resign at any time and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Issuer may remove the Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee if:

(i)            the Trustee fails to comply with Section 11.9;

(ii)            a court or Federal or state bank regulatory agency having jurisdiction in the premises in respect of the Trustee shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trustee or for any substantial part of the Trustee’s property, or ordering the winding-up or liquidation of the Trustee’s affairs;

(iii)            the Trustee consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Trustee or for any substantial part of the Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

(iv)            the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Servicer (or if Conn Appliances is not the Servicer, the Issuer) shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning and one copy to the successor trustee.

(c)            If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee and all reasonable, documented out-of-pocket fees, costs and expenses (including external attorney’s fees and expenses) incurred in connection with such petition shall be paid by the Issuer. For the sake of clarity, the foregoing shall apply to the Trustee in each of its capacities hereunder.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring or removed Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers and duties of the Trustee under this Base Indenture and any Series Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder (and its agents and counsel) have been paid and all documents and statements held by it hereunder, and the Issuer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. Notwithstanding replacement of the Trustee pursuant to this Section 11.7, the Issuer’s obligations under Sections 11.6 and 11.17 shall continue for the benefit of the retiring Trustee.

(d)            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor Trustee pursuant to this Section 11.7 and payment of all fees and expenses owed to the retiring Trustee.

(e)            No successor Trustee shall accept appointment as provided in this Section 11.7 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.9 hereof.

Section 11.8. Successor Trustee by Merger, etc. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or to which all of the Trustee’s corporate trust business may be sold or transferred, or any Person resulting from any merger, conversion, consolidation, sale or transfer to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.9 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 11.9. Eligibility: Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a) (if this Indenture is required to be qualified under the TIA).

The Trustee hereunder shall at all times be organized and doing business under the Laws of the United States of America or any State thereof authorized under such laws to exercise corporate trust powers, having a long term senior, unsecured debt rating of investment grade by the Rating Agency or, if not rated by the Rating Agency, from another nationally recognized statistical rating organization, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to Law, then for the purpose of this Section 11.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

The Trustee shall comply with TIA Section 310(b) (if this Indenture is required to be qualified under the TIA), including the optional provision permitted by the second sentence of TIA Section 310(b)(9) (if this Indenture is required to be qualified under the TIA); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

Section 11.10. Appointment of Co-Trustee or Separate Trustee.

(a)            Notwithstanding any other provisions of this Base Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Receivables Trust Estate may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Receivables Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Receivables Trust Estate, or any part thereof, and, subject to the other provisions of this Section 11.10 such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.9 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.7. No co-trustee shall be appointed without the consent of the Issuer unless such appointment is required as a matter of Law or to enable the Trustee to perform its functions hereunder (including, without limitation, for jurisdictional issues, enforcement actions and where an actual or potential conflict of interests exists). The appointment of any co-trustee or separate trustee shall not relieve the Trustee of any of its obligations hereunder.

(b)            Every separate trustee and co-trustee shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:

(i)            the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)            all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any Law (whether as Trustee hereunder or as successor to the Servicer under the Servicing Agreement), the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Receivables Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)            no trustee hereunder shall be personally liable by reason of any act or omission of any other trustees, hereunder, including acts or omissions of predecessor or successor trustees;

(iv)            the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(v)            the Trustee shall not be liable or responsible for appointment of any co-trustee or for the actions or omissions of any co-trustee.

(c)            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 11. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture and any Series Supplement, specifically including every provision of this Base Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

(d)            Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Law, to do any lawful act under or in respect to this Base Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by Law, without the appointment of a new or successor Trustee.

(e)            Any separate trustee or co-trustee appointed in accordance herewith shall not be deemed an agent of the Trustee for any purpose.

Section 11.11. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b) (if this Indenture is required to be qualified under the TIA). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated (if this Indenture is required to be qualified under the TIA).

Section 11.12. Tax Returns. Neither the Trustee nor (except to the extent the initial Servicer breaches its obligations or covenants contained in the Servicing Agreement) the Servicer shall be liable for any liabilities, costs or expenses of the Issuer, the Noteholders nor the Note Owners arising under any tax Law, including without limitation federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

Section 11.13. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or any Series of Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Noteholders in respect of which such judgment has been obtained.

Section 11.14. Suits for Enforcement. If an Event of Default shall occur and be continuing, the Trustee in its discretion may (and, pursuant to Section 10.7, at the written direction of the Required Noteholders, shall), subject to the provisions of Section 2.01 of the Servicing Agreement, proceed to protect and enforce its rights and the rights of any Secured Party under this Indenture or any other Transaction Document by a Proceeding, whether for the specific performance of any covenant or agreement contained in this Indenture or such other Transaction Document or in aid of the execution of any power granted in this Indenture or such other Transaction Document or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Secured Party.

Section 11.15. Reports by Trustee to Holders. The Trustee shall deliver to each Noteholder such information as delivered to it by the Servicer pursuant to the Code, as further described in the applicable Series Supplement.

Section 11.16. Representations and Warranties of Trustee. The Trustee represents and warrants to the Issuer and the Secured Parties that:

(i)            the Trustee is a banking association duly organized, existing and authorized to engage in the business of banking under the Laws of the United States of America;

(ii)            the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture and any Series Supplement issued concurrently with this Base Indenture and to authenticate the Notes issued concurrently with this Base Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture and any Series Supplement issued concurrently with this Base Indenture and to authenticate the Notes issued concurrently with this Base Indenture;

(iii)            this Base Indenture and any Series Supplement issued concurrently with this Base Indenture has been duly executed and delivered by the Trustee; and

(iv)            the Trustee meets the requirements of eligibility hereunder set forth in Section 11.9.

Section 11.17. Issuer Indemnification of the Trustee. The Issuer shall fully indemnify, protect, defend and hold harmless the Trustee (and any predecessor Trustee) and its directors, officers, shareholders, agents and employees (collectively, “Trustee Indemnified Persons”) from and against any and all loss, liability, claim, fees, costs, expense (including reasonable attorneys’ fees and costs), damage or injury (including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any dispute, action, claim or suit brought) by the Trustee of any indemnification or other obligation of the Issuer, and reasonable attorneys’ fees, expenses, court costs and any losses incurred in connection with a successful defense, in whole or in part, of any claim that the Trustee breached its standard of care) (collectively, “Trustee Indemnified Amounts”) suffered or sustained arising out of or in connection with this Base Indenture or any Series Supplement and any other Transaction Document, including, by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Trustee pursuant to this Base Indenture or any Series Supplement and any other Transaction Document to which it is a party, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, Proceeding or claim; provided, however, that the Issuer shall not indemnify any Trustee Indemnified Person for the extent of any Trustee Indemnified Amounts caused by such acts or omissions by such Trustee Indemnified Person constituting negligence or willful misconduct thereby. The indemnity provided herein shall survive the termination and assignment of this Indenture and the resignation and removal of the Trustee.

Section 11.18. Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer or the initial Servicer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 11.1, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than thirty (30) days after the date any Responsible Officer of the Issuer or the initial Servicer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 11.19. [Reserved]

Section 11.20. Maintenance of Office or Agency. The Trustee will maintain at its expense, an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Notes and this Indenture may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Issuer, the Servicer and to Noteholders of any change in the location of the Note Register or any such office or agency.

Section 11.21. Concerning the Rights of the Trustee. The rights, privileges and immunities afforded to the Trustee in the performance of its duties under this Indenture shall apply equally to the performance by the Trustee of its duties under each other Transaction Document to which it is a party.

Section 11.22. Direction to the Trustee. The Issuer hereby directs the Trustee to enter into the Transaction Documents to which it is a party.

ARTICLE 12.

DISCHARGE OF INDENTURE

Section 12.1. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of Noteholders to receive payments of principal thereof and interest thereon and any other amount due to Noteholders, (ii) Sections 8.1, 11.6, 11.12, 12.2, 12.5(b), 15.16 and 15.17, (iii) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Sections 11.6 and 11.17 and the obligations of the Trustee under Section 12.2) and (iv) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee as described below payable to all or any of them, and the Trustee, in accordance with an Issuer Order and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes (and their related Secured Parties), and release its Lien in the Receivables Trust Certificate and all Collections with respect thereto received on or after the date of the deposit of the Discharge Amount (as described in the immediately succeeding paragraph) (and, notwithstanding anything in the Transaction Documents to the contrary, the Issuer may sell or otherwise distribute the Receivables) on the Business Day (the “Indenture Termination Date”) on which the Issuer has paid, caused to be paid or irrevocably deposited or caused to be irrevocably deposited in the applicable Payment Account and any applicable Series Account funds sufficient to pay in full all Issuer Obligations and Collateral Interests, if any (the “Discharge Amount”), and the Issuer has delivered to the Trustee a Conn Officer’s Certificate, an Opinion of Counsel and, if required by the TIA (if this Indenture is required to be qualified under the TIA), an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 15.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

After any irrevocable deposit of the Discharge Amount made pursuant to Section 12.1 and satisfaction of the other conditions set forth in this Section 12.1, the Trustee promptly upon Issuer Request shall acknowledge in writing the discharge of the Issuer’s obligations under this Indenture except for those surviving obligations specified above.

Section 12.2. Application of Issuer Money. All moneys deposited with the Trustee pursuant to Section 12.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Base Indenture and the related Series Supplement, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the other Transaction Documents to which the Trustee is a party or required by Law.

The provisions of this Section 12.2 shall survive the expiration or earlier termination of this Indenture.

Section 12.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 8.1 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 12.4. [Reserved]

Section 12.5. Final Payment with Respect to Any Series.

(a)            To the extent any Definitive Note is issued and authenticated pursuant to this Base Indenture and any Series Supplement, written notice of any termination, specifying the Payment Date upon which the Noteholders of any Series may surrender their Notes for final payment with respect to such Series and cancellation, shall be given (subject to at least two (2) Business Days’ notice from the Issuer to the Trustee prior to the date the Trustee must mail notice to any Noteholder) by the Trustee to Noteholders of such Series mailed not later than five (5) Business Days preceding such final payment (or in the manner provided by the Series Supplement relating to such Series) specifying (i) the Payment Date (which shall be the Payment Date in the month (x) in which the deposit is made as may be specified in the related Series Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Notes will be made upon presentation and surrender of such Notes at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that, with respect to any Definitive Notes, the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office or offices therein specified. The Trustee shall give such notice to the Transfer Agent and Registrar, and the Paying Agent at the time such notice is given to such Noteholders.

(b)            Notwithstanding the termination or discharge of the Indenture pursuant to Section 12.1 or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the applicable Payment Account shall continue to be held in trust for the benefit of the Noteholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Noteholders of the related Series upon surrender of their Notes. In the event that all of the Noteholders of any Series shall not surrender their Notes for cancellation within six (6) months after the date specified in the above-mentioned written notice, the Trustee shall give second written notice to the remaining Noteholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Notes of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Noteholders of such Series concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Payment Account or any Series Account held for the benefit of such Noteholders. Subject to applicable Laws with respect to escheat of funds, the Trustee and the Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal or interest which remains unclaimed for two (2) years. After such payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property Law designates another Person other than the Trustee.

(c)            All Notes surrendered for payment of the final distribution with respect to such Notes and cancellation shall be cancelled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Issuer.

Section 12.6. Termination Rights of Issuer. Upon the termination of the Lien of the Indenture pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination, the Trustee shall upon receipt of an Issuer Request execute a written release and reconveyance substantially in the form of Exhibit A pursuant to which it shall release the Lien of the Indenture on the Receivables Trust Estate and the Trust Estate and reconvey to the Issuer (without recourse, representation or warranty) all right, title and interest in the Receivables Trust Estate, whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables Trust Estate (including all accrued interest theretofore posted as Finance Charges) and all proceeds of the Receivables Trust Estate, except for amounts held by the Trustee or any Paying Agent pursuant to Section 12.5(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Issuer or the Servicer to release the Lien of the Indenture on the Receivables Trust Estate and the Trust Estate and to vest in the Issuer all right, title and interest in the Receivables Trust Estate.

Section 12.7. Repayment to the Issuer. The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or, pursuant to Sections 2.10 and 2.13, return any Notes held by them at any time.

ARTICLE 13.

AMENDMENTS

Section 13.1. Without Consent of the Noteholders. Without the consent of the Noteholders, and subject to satisfaction of the Rating Agency Condition, and, unless otherwise provided in any Series Supplement, with the consent of the Servicer or Back-Up Servicer (including, as successor Servicer) if the rights and/or obligations of the Servicer or the Back-Up Servicer, as applicable, are materially and adversely affected thereby, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indenture supplements or amendments hereto or amendments to any Series Supplement (which shall conform to any applicable provisions of the TIA as in force at the date of execution thereof), in form satisfactory to the Trustee, unless otherwise provided in a Series Supplement, for any of the following purposes:

(a)            to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

(b)            to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;

(c)            to add to the covenants of the Issuer for the benefit of any Secured Parties or to surrender any right or power herein conferred upon the Issuer;

(d)            to convey, transfer, assign, mortgage or pledge to the Trustee any property or assets as security for the Issuer Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by this Indenture or as may, consistent with the provisions of this Indenture, be deemed appropriate by the Issuer and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(e)            to cure any ambiguity, or correct or supplement any provision of this Indenture which may be inconsistent with any other provision of this Indenture or to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that such action shall not adversely affect the interests of any Holder of the Notes in any material respect without its consent;

(f)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series or to add to or change any of the provisions of this Indenture as shall be necessary and permitted to provide for or facilitate the administration of the trusts hereunder by more than one trustee pursuant to the requirements of Article 11;

(g)            to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

(h)            to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the treatment of the Receivables Trust (or any part thereof), for United States federal income tax purposes, as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subpart E, Part I of subchapter J, chapter 1 of Subtitle A of the Code;

(i)            to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes under this Indenture; or

(j)            to reduce the Class C Note Rate with the consent of each Class C Noteholder;

provided, however, that no such amendment or supplement under this Section 13.1 shall be permitted unless such amendment or supplement (a) would not result in a taxable event to any Noteholder (unless each Series 2022-A Noteholder subject to a taxable event has consented thereto) and (b) would not have a material adverse effect with respect to Noteholders (unless such amendment or supplement is permitted under clause (j) above or each Series 2022-A Noteholder materially and adversely affected thereby has consented thereto), in each case as evidenced by: (i) an Opinion of Counsel or (ii) Conn’s Officer Certificate.

Upon the request of the Issuer and upon receipt by the Trustee of the documents described in Section 2.2, the Trustee shall join with the Issuer in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 13.2. Supplemental Indentures with Consent of Noteholders. The Issuer and the Trustee, when authorized by an Issuer Order, also may, and unless otherwise provided in any Series Supplement, with the consent of the Required Noteholders of each Series and, if the Servicer’s or Back-Up Servicer’s (including, as successor Servicer) rights and/or obligations are materially and adversely affected thereby, the Servicer or Back-Up Servicer, as applicable, enter into one or more indenture supplements or amendments hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes of any Series under this Indenture; provided, however, that no such indenture supplement or amendment shall, without the consent of the Required Noteholders and without the consent of the Holder of each outstanding Note affected thereby (and in the case of clause (iii) below, the consent of each Secured Party):

(i)            change the date of payment of any installment of principal of or interest on, or any premium payable upon the redemption of, any Note or reduce in any manner the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, modify the provisions of this Base Indenture or any Series Supplement relating to the application of Collections on, or the proceeds of the sale of, the Receivables Trust Estate to payment of principal of, or interest on, the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

(ii)            change the voting requirements in any Transaction Document;

(iii)            impair the right to institute suit for the enforcement of the certain provisions of this Indenture requiring the application of funds available therefor, as provided in Article 9, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(iv)            reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required for any such indenture supplement or amendment, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(v)            modify or alter the provisions of this Indenture regarding the voting of Notes held by the Issuer, the Depositor, the Seller or an Affiliate of the foregoing;

(vi)            reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required to direct the Trustee to sell or liquidate the Receivables Trust Estate pursuant to Section 10.4 if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

(vii)            modify any provision of this Section 13.2, except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

(viii)            modify any of the provisions of this Indenture in such manner as to affect in any material respect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation), to alter the application of “Investor Principal Collections” or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in this Indenture; or

(ix)            permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Receivables Trust Estate for the Notes (except for Permitted Encumbrances) or, except as otherwise permitted or contemplated in this Indenture, terminate the Lien of this Indenture on any such collateral at any time subject hereto or deprive any Secured Party of the security provided by the Lien of this Indenture; provided, further, that no amendment will be permitted if it would result in a taxable event to any Noteholder, as evidenced by an Opinion of Counsel, unless such Noteholder’s consent is obtained as described above.

The Trustee may, but shall not be obligated to, enter into any such amendment or supplement that affects the Trustee’s rights, duties or immunities under this Indenture or otherwise.

Notwithstanding anything in Sections 13.1 and 13.2 to the contrary but subject to Section 13.11, the Series Supplement with respect to any Series may be amended with respect to the items and in accordance with the procedures provided in such Series Supplement.

Without the consent of the Noteholders, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indenture supplements or amendments hereto or amendments to any Series Supplement (which shall conform to any applicable provisions of the TIA as in force at the date of execution thereof), in form satisfactory to the Trustee to conform to the terms of the Offering Memorandum.

No supplemental indenture or amendment to this Base Indenture or any Series Supplement shall be effective if the result will cause (i) the Issuer or the Receivables Trust to be classified as an association or publicly traded partnership taxable as a corporation, or (ii) the Receivables Trust (or any part thereof) to be classified, for United States federal income tax purposes, as other than a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subpart E, Part I of subchapter J, chapter 1 of Subtitle A of the Code.

It shall not be necessary for any consent of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Note shall be subject to such reasonable requirements as the Trustee may prescribe.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or amendment to this Base Indenture or any Series Supplement pursuant to this Section, the Trustee shall mail to each Holder of the Notes of all Series (or with respect to an amendment or supplemental indenture of a Series Supplement, to the Noteholders of the applicable Series), the Back-Up Servicer, the Servicer and the Rating Agency a copy of such supplemental indenture or amendment. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or amendment.

Section 13.3. Execution of Supplemental Indentures. In executing any amendment or supplemental indenture permitted by this Article 13 or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and subject to Section 11.1, shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized, permitted or not prohibited (as the case may be) by this Indenture and that all conditions precedent to the execution of such amendment or supplemental indenture in accordance with the relevant provisions hereof and thereof have been met. Such Opinion of Counsel may be subject to reasonable qualifications and assumptions of fact. The Trustee may, but shall not be obligated to, enter into any such amendment or supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 13.4. Effect of Supplemental Indenture. Upon the execution of any amendment or supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment or supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes. Any supplemental indenture which affects the rights, duties, immunities or liabilities of the Receivables Trust Trustee shall require the Receivables Trust Trustee’s written consent.

Section 13.5. Conformity With TIA. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article 13 shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be required to be qualified under the TIA. The Trustee shall be entitled to rely conclusively on the advice of one counsel, obtained at the Issuer’s reasonable expense, regarding whether any such amendment or supplemental indenture conforms to the requirements of the TIA as then in effect.

Section 13.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Article 13 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such amendment or supplemental indenture may be prepared, executed, authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 13.7. Series Supplements. In addition to the manner provided in Sections 13.1 and 13.2 but subject to Section 13.11, the Series Supplement may be amended as provided therein.

Section 13.8. Revocation and Effect of Consents. Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplemental indenture or waiver becomes effective. An amendment, supplemental indenture or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Issuer may fix a record date for determining which Noteholders must consent to such amendment, supplemental indenture or waiver.

Section 13.9. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplemental indenture or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplemental indenture or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplemental indenture or waiver.

Section 13.10. The Trustee to Sign Amendments, etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 13 if the amendment or supplemental indenture does not adversely affect in any material respect the rights, duties, liabilities or immunities of the Trustee, as determined by the Trustee. If any amendment or supplemental indenture does have such a materially adverse effect, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 11.1, shall be fully protected in relying upon, a Conn Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized, permitted or not prohibited (as the case may be) by this Indenture, that all conditions precedent to the execution of such amendment or supplemental indenture in accordance with the relevant provisions hereof and thereof have been met, and that it will be valid and binding upon the Issuer in accordance with its terms. All fees and expenses (including reasonable attorney’s fees) incurred by the Trustee in connection with any amendment or supplemental indenture authorized pursuant to this Article 13, unless paid by the party requesting such amendment or supplemental indenture or by another Person, shall be paid by the Issuer.

Section 13.11. Back-Up Servicer Consent. No amendment or indenture supplement hereto executed after the Closing Date (including pursuant to Section 2.2 hereof) shall be effective if such amendment or supplement shall adversely affect the rights, duties or obligations of the Back-Up Servicer (including in its capacity as successor Servicer) without its prior written consent, notwithstanding anything to the contrary.

Section 13.12. Receivables Trust Trustee Consent. No amendment or indenture supplement hereto executed after the Closing Date (including pursuant to Section 2.2 hereof) shall be effective if such amendment or supplement shall adversely affect the rights, duties or obligations of the Receivables Trust Trustee without its prior written consent, notwithstanding anything to the contrary contained in this Indenture.

ARTICLE 14.

REDEMPTION AND REFINANCING OF NOTES

Section 14.1. Redemption and Refinancing. If specified in a Series Supplement, the Notes of any Series are subject to redemption as may be specified in the related Series Supplement, on any Business Day on which 100% of the Outstanding Class R Noteholders exercises their option to redeem the Notes (other than the Class R Notes) for the Redemption Price; provided, however, that the Issuer has available funds sufficient to pay the Redemption Price. If the Notes (other than the Class R Notes) of any Series are to be redeemed pursuant to this Section 14.1, the Issuer shall furnish notice of such election to the Trustee not later than fifteen (15) days prior to the Redemption Date and the Issuer shall deposit with the Trustee in a Trust Account that is within the sole control of the Trustee no later than the Business Day prior to the Redemption Date the Redemption Price of the Notes (other than the Class R Notes) of such Series to be redeemed (and deliver the Conn Officer’s Certificate described in Section 2.14, which shall also provide the Redemption Date and the Redemption Price) whereupon all such redeemed Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 14.2 to each Holder of such Notes.

Section 14.2. Form of Redemption Notice. Notice of redemption under Section 14.1 shall be given by the Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed no later than one day prior to the applicable Redemption Date to each Holder of Notes (other than the Class R Notes) of the Series to be redeemed, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.

All notices of redemption shall state:

(i)            the Redemption Date;

(ii)            the Redemption Price (and the amounts payable out of the Reserve Account, the Collection Account and the Payment Account pursuant to clauses (a) through (d) of the definition of “Redemption Price” to the Secured Parties, including such amounts payable to the Noteholders of each Class of Series 2022-A Notes);

(iii)            that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 8.2); and

(iv)            that interest on the Notes shall cease to accrue on the Redemption Date.

Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note to be redeemed shall not impair or affect the validity of the redemption of any other Note. The Trustee shall be entitled to conclusively rely on the notice of redemption delivered to it pursuant to Section 14.2 in making any redemption payments or distributions pursuant to this Indenture.

Section 14.3. Notes Payable on Redemption Date. The Notes (other than the Class R Notes) of any Series to be redeemed shall, following notice of redemption as required by Section 14.2 (in the case of redemption pursuant to Section 14.1), on the Redemption Date become due and payable at the portion of the Redemption Price applicable thereto and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price. On the Redemption Date, the Trustee shall distribute the Redemption Price (plus the amounts, if any, on deposit on such Business Day in the Reserve Account, the Collection Account and the Payment Account for the payment of the amounts specified in clauses (a) through (d) of the definition of “Redemption Price”) to the Secured Parties entitled thereto pursuant to the notice of redemption delivered pursuant to Section 14.2).

Section 14.4.Release of Receivables Trust Certificate. Upon deposit of the Redemption Price, which deposit may not be revoked, in accordance with Section 14.1, the Trustee shall, with the consent of 100% of the Class R Noteholders and delivery of the Conn Officer’s Certificate in accordance with Section 2.14(b), contemporaneously with such deposit, release its Lien in the Receivables Trust Certificate and all Collections with respect thereto received on or after the date of such deposit (and, notwithstanding anything in the Transaction Documents to the contrary, the Issuer may sell or distribute the Receivables).

ARTICLE 15.

MISCELLANEOUS

Section 15.1. Compliance Certificates and Opinions, etc.

(a)            Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee if requested thereby (i) a Conn Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel (subject to reasonable assumptions and qualifications) stating that in the opinion of such counsel such action is authorized or permitted by this Indenture and that all such conditions precedent, if any, have been complied with and (iii) (if this Indenture is required to be qualified under the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)            a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)            a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

(b)            (i) Prior to the deposit of any property or securities (other than cash) with the Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 15.1(a) or elsewhere in this Indenture, furnish to the Trustee upon the Trustee’s request a Conn Officer’s Certificate certifying or stating the opinion of each individual signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Receivables Trust Estate or other property or securities to be so deposited.

(ii)            Whenever the Issuer is required to furnish to the Trustee a Conn Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Trustee an Independent Certificate as to the same matters, if (which the Trustee shall have no duty to determine or confirm) the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the aggregate outstanding principal amount of all the Notes of all Series issued by the Issuer, but such a certificate need not be furnished with respect to any securities so deposited, if (which the Trustee shall have no duty to determine or confirm) the fair value thereof to the Issuer as set forth in the related Conn Officer’s Certificate is less than $25,000 or less than 1% percent of the aggregate outstanding principal amount of all the Notes of all Series issued by the Issuer of the Notes.

(iii)            Other than with respect to the release of any cash (including Collections) in accordance with the Series Supplements, Removed Receivables or liquidated Receivables (and the Related Security therefor), and except for discharges of this Indenture as described in Section 12.1, whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Trustee a Conn Officer’s Certificate certifying or stating the opinion of each individual signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such individual the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)            Whenever the Issuer is required to furnish to the Trustee a Conn Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Trustee an Independent Certificate as to the same matters if (which the Trustee shall have no duty to determine or confirm) the fair value of the property or securities and of all other property other than cash (including Collections) in accordance with the Series Supplements, Removed Receivables and Defaulted Receivable, or securities released from the Lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate outstanding principal amount of all Notes of all Series issued by the Issuer, but such certificate need not be furnished in the case of any release of property or securities if (which the Trustee shall have no duty to determine or confirm) the fair value thereof as set forth in the related Conn Officer’s Certificate is less than $25,000 or less than 1% percent of the then aggregate outstanding principal amount of all Notes of all Series issued by the Issuer of the Notes.

Section 15.2. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the initial Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of or known to the initial Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article 10; it being agreed that, subject to Section 11.1, the Trustee shall be entitled to assume the truth and accuracy of any such statement or opinion without any duty to make any investigation or determination with respect thereto.

Section 15.3. Acts of Noteholders.

(a)            Wherever in this Indenture a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders. Notwithstanding anything in this Indenture to the contrary, none of the Seller, the Depositor, the initial Servicer, the Issuer or any Affiliate controlled by Conn Appliances or controlling Conn Appliances shall have any right to make any request, demand, authorization, direction, notice, consent, vote or waiver with respect to any Note. (other than with respect to any Class R Notes in connection with the exercise of the Optional Redemption unless the only Class R Notes held by such entities are equal to the Tax Matters Partner Amount) unless all of the Notes are then owned by the Issuer, the Seller, the Depositor, the initial Servicer, or any of their respective Affiliates or any of their respective Affiliates, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.

(b)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(c)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any customary manner of the Trustee.

(d)            The ownership of Notes shall be proved by the Note Register.

(e)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any such Notes shall bind such Noteholder and the Holder of every Note and every subsequent Holder of such Notes issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 15.4. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier (overnight or hand-delivered) at or mailed by registered mail, return receipt requested, to (a) in the case of the Issuer, to 3295 College Street, Beaumont, Texas 77701, Attention: Office of the General Counsel, (b) in the case of the Servicer or Conn Appliances, to 3295 College Street, Beaumont, Texas 77701, Attention: Office of the General Counsel, (c) in the case of the Trustee, to the Corporate Trust Office and (d) in the case of the Rating Agency, Fitch Ratings, Inc., 33 Whitehall Street, New York, NY 10004, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Series Supplement or otherwise expressly provided herein, any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed or published, as the case may be, within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of confirmation of the delivery of such notice by e-mail or telephone, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

If the Issuer mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

Section 15.5. Notices to Noteholders: Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner here in provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 15.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Trustee on behalf of the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are consented to by the Issuer (which consent shall not be unreasonably withheld). The Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 15.7. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control (if this Indenture is required to be qualified under the TIA).

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein (if this Indenture is required to be qualified under the TIA). Notwithstanding the foregoing, and regardless of whether the Indenture is required to be qualified under the TIA, the provisions of Section 316(a)(1) of the TIA shall be excluded from this Indenture.

Section 15.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents and Cross-Reference Table are for convenience of reference only, are not to be considered a part hereof, and shall not affect the meaning or construction hereof.

Section 15.9. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 15.10. Separability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture or Notes shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or rights of the Holders thereof.

Section 15.11. Benefits of Indenture. Except as set forth in this Indenture, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Receivables Trust Trustee and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 15.12. Legal Holidays. In any case where the date on which any payment is due to any Secured Party shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) any such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 15.13. GOVERNING LAW; JURISDICTION. THIS INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS INDENTURE AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 15.14. Counterparts. This Indenture may be executed in any number of counterparts, and by different parties on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including the relevant provisions of the UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party (whether such signature is with respect to this Indenture or any notice, officer’s certificate or other ancillary document delivered pursuant to or in connection with this Indenture) and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of Certificates when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 15.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

Section 15.16. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer or the Trustee or (ii) any partner, owner, incorporator, member, manager, beneficiary, beneficial owner, agent, officer, director, employee, shareholder or agent of the Issuer, the Seller, the Servicer or the Trustee, except (x) as any such Person may have expressly agreed and (y) nothing in this Section shall relieve the Seller or the Servicer from its own obligations under the terms of any Servicer Transaction Document. Nothing in this Section 15.16 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Receivables Trust Estate.

Section 15.17. No Bankruptcy Petition Against the Issuer. Each of the Secured Parties and the Trustee by entering into the Indenture, any Series Supplement or any Note Purchase Agreement (as defined in such Series Supplement) and in the case of a Noteholder and Note Owner, by accepting a Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note and the termination of the Indenture, it will not institute against, or join with any other Person in instituting against, the Issuer, the Depositor or the Receivables Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings, under any United States Federal or state bankruptcy or similar Law in connection with any obligations relating to the Notes, the Indenture or any of the Transaction Documents. In the event that any such Secured Party or the Trustee takes action in violation of this Section 15.17, the Issuer, the Depositor or the Receivables Trust, as applicable, shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party or the Trustee against the Issuer, the Depositor or the Receivables Trust, as applicable, or the commencement of such action and raising the defense that such Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 15.17 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party or the Trustee in the assertion or defense of its claims in any such Proceeding involving the Issuer.

Section 15.18. No Joint Venture. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Trustee.

Section 15.19. Rule 144A Information. For so long as any of the Notes of any Series or any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer and the Trustee agree to reasonably cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser (in the case of the Trustee, if such information is in the Trustee’s possession) to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act if at the time of the request the Issuer is not a reporting company under Section 13 or Section 15(d) of the Exchange Act and the Servicer agrees to reasonably cooperate with the Issuer and the Trustee in connection with the foregoing.

Section 15.20. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Secured Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Law.

Section 15.21. Third-Party Beneficiaries. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Receivables Trust Trustee, the Secured Parties, and their respective successors and permitted assigns. Except as otherwise provided in this Article 15, no other Person will have any right or obligation hereunder.

Section 15.22. Merger and Integration. Except as specifically stated otherwise herein, this Indenture sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Indenture.

Section 15.23. Rules by the Trustee. The Trustee may make reasonable rules for action by or at a meeting of any Secured Parties.

Section 15.24. Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 15.25. Waiver of Trial by Jury. To the extent permitted by applicable Law, each of the parties hereto and each Secured Party irrevocably waives all right of trial by jury in any action or Proceeding arising out of or in connection with this Indenture or the Transaction Documents or any matter arising hereunder or thereunder.

Section 15.26. AML Law. The parties hereto acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering , including without limitation the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), the Trustee is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Trustee. Each party hereby agrees that it shall provide the Trustee with such identifying information and documentation as the Trustee may request from time to time to enable the Trustee to comply with all applicable requirements of AML Law.

Section 15.27. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally but solely as Receivables Trust Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by WTNA but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTNA has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture and (e) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

[THIS SPACE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Trustee and the Issuer have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

CONN’S RECEIVABLES FUNDING 2022-A, LLC, as Issuer

By:	/s/ George Bchara

Name:	George Bchara
Title:	President

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ G. Brad Martin

Name:	G. Brad Martin
Title:	Vice President

S-1	Base Indenture

Acknowledged and Agreed solely
with respect to the Granting Clause:

CONN’S RECEIVABLES 2022-A TRUST,

By: Wilmington Trust, National Association,
not in its individual capacity but solely as

Receivables Trust Trustee

By:	/s/ Patrick A. Kanar

Name:  Patrick A. Kanar

Title:  Assistant Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as

Receivables Trust Trustee

By:	/s/ Patrick A. Kanar

Name:  Patrick A. Kanar

Title:  Assistant Vice President

S-2	Base Indenture

EXHIBIT A

TO BASE INDENTURE

Form of Release and Reconveyance of Receivables Trust Estate

RELEASE AND RECONVEYANCE OF RECEIVABLES TRUST ESTATE

RELEASE AND RECONVEYANCE OF RECEIVABLES TRUST ESTATE, dated as of __________, _____, between CONN’S RECEIVABLES FUNDING 2022-A, LLC (the “Issuer”) and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (solely in such capacity, including its successors and assigns, the “Trustee”) pursuant to the Base Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee are parties to the Base Indenture dated as of July 21, 2022 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Base Indenture”);

WHEREAS, pursuant to the Base Indenture, upon the termination of the Lien of the Base Indenture pursuant to Section 12.1 of the Base Indenture and after payment of all amounts due under the terms of the Base Indenture on or prior to such termination, the Trustee shall upon receipt of an Issuer Request reconvey and release the Lien on the Receivables Trust Estate;

WHEREAS, the conditions to termination of the Base Indenture pursuant to Sections 12.1 and 12.6 have been satisfied;

WHEREAS, the Issuer has requested that the Trustee terminate the Lien of the Indenture on the Receivables Trust Estate pursuant to Section 12.6; and

WHEREAS, the Trustee is willing to execute such release and reconveyance subject to the terms and conditions hereof;

NOW, THEREFORE, the Issuer and the Trustee hereby agree as follows:

1.            Defined Terms. All terms defined in the Base Indenture and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

2.            Release and Reconveyance. (a) The Trustee does hereby release and reconvey to the Issuer, without recourse, representation or warranty, on and after ____, ____ (the “Reconveyance Date”) all right, title and interest in the Receivables Trust Estate whether then existing or thereafter created, all monies due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charges) and all proceeds of such Receivables Trust Estate, except for amounts, if any, held by the Trustee or any Paying Agent pursuant to Section 12.5 of the Base Indenture.

EXHIBIT A-1	Base Indenture

(b)            In connection with such transfer, the Trustee does hereby release the Lien of the Indenture on the Receivables Trust Estate and the Trust Estate and agrees, upon the request and at the expense of the Issuer, to authorize the filing of any necessary or reasonably desirable UCC termination statements in connection therewith.

3.            Counterparts. This Release and Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

4.            Governing Law. THIS RELEASE AND RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EXHIBIT A-2	Base Indenture

IN WITNESS WHEREOF, the undersigned have caused this Release and Reconveyance of Receivables Trust Estate to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

Conn’s Receivables Funding 2022-A, LLC, as Issuer

By:

Name:
Title:

Computershare Trust Company, National Association, not in its individual capacity, but solely as Trustee

By:

Name:
Title:

EXHIBIT A-3	Base Indenture